As filed with the Securities and Exchange Commission on June    , 2001
                                                    Registration No. 333-


                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                              FORM SB-2
                       REGISTRATION STATEMENT
                                UNDER
                      THE SECURITIES ACT OF 1933

                          ACCELACORP 1, INC.
        (Exact name of registrant as specified in its charter)

         Colorado                  6770               33-0789960
(State or other jurisdiction  (Primary Standard         (US. Employer
  of incorporation or           Industrial              Identification No.)
   or organization)      Classification
                               Code Number)

                     5777 West Century Boulevard
                              Suite 1540
                    Los Angeles, California 90045
                            (310) 342-6800
     Address and telephone number of principal executive offices)

                          Mr. John W. Martin
               5777 West Century Boulevard, Suite 1540
                    Los Angeles, California 90045
                            (310) 342-6800
      (Name, address and telephone number of agent for service)

   Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement

                   CALCULATION OF REGISTRATION FEE



Title of Each          Amount to    Maximum       Maximum
Class of Securities       Be       Offering      Aggregate
To Be Registered       Registered   Price Per     Offering    Amount of
                                    Unit (1)      Price(1)    Registration Fee


Units Consisting       1,000,000     $0.02   $20,000.00     $100.00
Of One Share of
Common Stock and
One Common Stock
Purchase Warrant

Common Stock           1,000,000     $0.02   $20,000.00     $100.00
Underlying Warrants

     TOTALS                                    $40,000.00      $200.00

     Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) and 457(h) under the Securities Act of 1933, as amended.


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.


                          ACCELACORP 1, INC.

                        CROSS REFERENCE SHEET


     Item Number and Caption            Prospectus Heading

1.   Front of Registration                Forepart of Registration
      Statement and Outside               Statement and Prospectus
       Front Cover of Prospectus           Cover Page

2.   Inside Front and Outside Back        Inside Front and Outside
      Cover Pages of Prospectus            Back Cover Pages of Prospectus

3.   Summary Information and Risk         Prospectus Summary and
      Factors                              Risk Factors

4.   Use of Proceeds                      Use of Proceeds

5.   Determination of Offering Price.   Risk Factors and Plan of
     Distribution

6.   Dilution                             Dilution

7.   Selling Security Holders             Not Applicable

8.   Plan of Distribution                 Plan of Distribution

9.   Legal Proceedings                    Not Applicable

10.  Directors, Executive Officers,       Management and Principal
      Promoters and Control Persons.       Stockholders

11.  Security Ownership of Certain        Management and Principal
      Beneficial Owners and Management     Stockholders

12.   Description of Securities            Description of
      to be Registered                     Securities

13.  Interest of Named Experts and        Legal
     Legal Matters

14.  Disclosure of Commission             Not Applicable
      Position on Indemnification
      for Securities Act Liabilities

15.  Organization Within Last Five        Certain Relationships
      Years                                and Related Transactions

16.  Description of Business              Business

17.  Management's Discussion and          Plan of Operation
      Operation
18.  Description of Property              Business

19.   Certain Relationships and            Certain Relationships
      Related Transactions                 and Related Transactions

20.  Market for Common Equity and         Not Applicable
      Related Stockholder Matters.

21.  Executive Compensation               Management

22.  Financial Statements                 Financial Statements

23.  Changes In and Disagreements         Not Applicable
      With Accountants on Accounting
      and Financial
SUBJECT TO COMPLETION, DATED ___________________, 2001

               1,000,000 Units Consisting of 1,000,000
                 Shares of Common Stock and Warrants
             To Purchase 1,000,000 Shares of Common Stock

                          ACCELACORP 1, INC.

     We are a development stage company organized in the State of California to provide a vehicle to acquire or merge with a business or company (a "Business Combination").

     Each unit ("Unit") offered hereby consists of one share of our Common Stock ("Common Stock") and one Common Stock Purchase Warrant (the "Warrant"). Each Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $0.40, subject to adjustment, at any time until the third anniversary of the date of this Prospectus. After completion of this offering (the "Offering"), the shares of Common Stock (the "Shares") and the Warrants comprising the Units shall be immediately separately transferable.
In their separately transferable state, the Shares and Warrants are sometimes hereinafter referred to collectively as the "Securities." See "Description of Securities".

     We are offering the Units through our directors and officers without the use of a professional underwriter. We will not pay any commissions on Unit sales.

     This is our initial public offering, and no public market currently exists for any of our securities prior to this Offering, and there can be no assurance that a public market will develop by reason of this Offering. If such a market should develop, there is no assurance that it will be sustained, or that it will develop into a market greater than a limited market.

     Investing in our Securities involves substantial risks. You should not purchase the Units or any of our Securities unless you can afford to lose your entire investment. A further discussion of the risks involved in the offering of the Units is set forth in the section of this Prospectus entitled "Risk Factors", located on page 8 of this Prospectus.

     WE ARE CONDUCTING A BLANK CHECK/BLIND POOL OFFERING SUBJECT TO THE SECURITIES AND EXCHANGE COMMISSION'S RULE 419 OF REGULATION C UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE " SECURITIES ACT"). THE OFFERING PROCEEDS, WHICH WILL BE $20,000 AND THE SECURITIES PURCHASED BY YOU MUST BE DEPOSITED INTO AN ESCROW ACCOUNT (THE "DEPOSITED PROCEEDS" AND "DEPOSITED SECURITIES" RESPECTIVELY). WHILE HELD IN THE ESCROW ACCOUNT, THE DEPOSITED SECURITIES MAY NOT BE TRADED OR TRANSFERRED. EXCEPT FOR AN AMOUNT UP TO 10% OF THE DEPOSITED FUNDS ($2,000), OTHERWISE RELEASABLE UNDER THE RULE, THE DEPOSITED FUNDS AND THE DEPOSITED SECURITIES MAY NOT BE RELEASED UNTIL AN ACQUISITION IS MADE WHICH MEETS THE CRITERIA SPECIFIED IN RULE 419, AND A SUFFICIENT NUMBER OF INVESTORS (I.E., A MINIMUM NUMBER OF INVESTORS REPRESENTING 80% OF THE MAXIMUM OFFERING PROCEEDS) RECONFIRM THEIR INVESTMENT IN ACCORDANCE WITH RULE 419 PROCEDURES. PURSUANT TO THESE PROCEDURES, A NEW PROSPECTUS, WHICH DESCRIBES AN ACQUISITION CANDIDATE AND ITS BUSINESS AND INCLUDES AUDITED FINANCIAL STATEMENTS, WILL BE DELIVERED TO ALL INVESTORS. WE MUST RETURN THE PRO RATA PORTION OF THE DEPOSITED FUNDS AND INTEREST, IF ANY, TO ANY INVESTOR WHO DOES NOT ELECT TO REMAIN AN INVESTOR. UNLESS A SUFFICIENT NUMBER OF INVESTORS ELECT TO REMAIN SO, ALL INVESTORS WILL BE ENTITLED TO THE RETURN OF THEIR PRO RATA PORTION OF THE DEPOSITED PROCEEDS AND INTEREST, IF ANY, AND NONE OF THE DEPOSITED SECURITIES WILL BE ISSUED TO INVESTORS. IN THE EVENT AN ACQUISITION IS NOT CONSUMMATED WITHIN 18 MONTHS OF THE EFFECTIVE DATE, THE DEPOSITED PROCEEDS AND INTEREST, IF ANY, WILL BE RETURNED ON A PRO RATA BASIS TO ALL INVESTORS.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


            Price to     Selling             Proceeds to
                      Public       Commissions(1)           Company


Per Share      $0.02      $0.00                            $20,000.00




     The date of this Prospectus is                  , 2001

(1) The Shares are being offered by our officers and directors on an "all or none, best efforts" basis. No underwriting, discounts or commissions will be paid to any persons in connection with the offer and sale of the Shares.
     You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these Units. The information in this document may only be accurate on the date of this document.

     These Units have been registered only in the states of Colorado and New York and may be offered and sold only in those states. Purchasers of Units in this Offering or in any subsequent trading market which may develop must be residents of the states of Colorado and New York (or the District of Columbia, where no securities registration provision exist), unless and until the Securities have been registered or qualified for sale in additional jurisdictions or unless an exemption is available, and has been obtained. We will amend this Prospectus to disclose any additional states in which the Units may be sold due to registration, qualification or otherwise.

     None of our officers, directors, promoters, or affiliates have had any preliminary contact or discussions with any representative of any other company regarding the possibility of any acquisition or merger between us and such other company. Neither we, nor any of our promoters, knows any person or group of persons who are likely to purchase, beneficially own or control any portion of the Units proposed to be sold in this Offering. There are no plans, proposals or arrangements or understandings with respect to the sale of additional securities to affiliates, current shareholders or others following this Offering, but prior to the location of a business opportunity. Prior to any merger or acquisition, we will provide our shareholders with a post-effective prospectus, including audited financial statements, concerning any targeted entity or business that we have targeted for acquisition or merger (a "Targeted Business"). See "Rule 419 Escrow of Proceeds and Shares Prior to an Acquisition -Effective Amendment."

     We are not currently a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Upon completion of this Offering and after we have acquired or merged with a Targeted Business, we intend to deliver annual reports to the holders of our securities. Our annual reports will contain financial information about us that has been examined and reported upon by an independent certified public accountant.

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                Dealer Prospectus Delivery Obligation

     Until 90 days after the date when the Deposited Proceeds and Deposited Securities are released from the Escrow Account, all dealers effecting transactions in the Securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligations of dealers to deliver a Prospectus when acting as underwriters to their unsold allotments or subscriptions.


                          TABLE OF CONTENTS

                                                     Page

Summary
Risk Factors
Rule 419 Escrow of Proceeds and
  Units Prior to an Acquisition
Dilution
Capitalization
Selected Financial Data
Plan of Operation
Use of Proceeds
Dividend Policy
Business
Management
Equity Incentive Plan
Certain Relationships and
  Related Transactions
Principal Stockholders
Description of Securities
Certain Provisions of California
  Law and of the Company's
  Articles of Incorporation
  and Bylaws
Shares Eligible for Future Sale
Plan of Distribution
Legal Matters
Experts
Where You Can Find More Information
  About Us
Index to Financial Statements

                               Summary

     This summary highlights information we present more fully elsewhere in this Prospectus. You should read this entire Prospectus carefully.

About Us

     We are a corporation organized under the laws of the State of California on June 19, 2000. We were organized as a vehicle to acquire or merge with a business or company. We believe that our status as an enterprise with liquid assets, no liabilities, flexibility in structuring, and which, upon completion of the offering of the Units, is required to file periodic reports with the Securities and Exchange Commission ("Commission") under Sections 13(a) and 15(d) of the Exchange Act will make us an attractive combination candidate. Our officers and directors will have complete discretion in selecting the company or business that we will acquire or merge with. No assurance can be given that our management will be able to locate or acquire a potentially profitable company or business. If we do acquire or merge with a company or business, we certainly cannot guarantee that we will be able to operate on a profitable basis. We have no present plans, proposals, agreements, arrangements or understandings to acquire or merge with any specific business or company nor have we identified any specific business or company for a merger with us. Our management, however, is always looking for potential merger candidates.

     Since our formation, our activities have been limited to the sale of initial shares for our organization, the execution of certain material agreements related to enhancing our ability to effectuate a Business Combination and our preparation of this registration statement and prospectus for our initial public offering. We will not engage in any substantive commercial business following the Offering until we make an acquisition.

Corporate Information

     Our principal executive offices are located at the offices of our President, John W. Martin. The address of our principal executive offices is 5777 West Century Boulevard, Suite 1540, Los Angeles, California 90045. Our telephone number is (310) 342-6800.

This Offering

     Securities Offered:      1,000,000 Units at a public offering price
                              of $0.02 per Unit. Each Unit consists of one share of Common Stock and one Warrant.
                              Each Warrant entitles the holder thereof to purchase one additional share of Common
                              Stock at an exercise price of $0.40,
                              subject to adjustment, at any time until the third anniversary of the date of this Prospectus.

     Price Per Share:              $0.02

     Common Stock Outstanding
     Prior to this Offering:       1,000,000 shares.

     Common Stock Outstanding
     After this Offering(1):       2,000,000 shares.

(1) All references throughout this Prospectus to the number of shares of Common Stock to be outstanding following this Offering exclude: (i) the possible issuance of up to 1,000,000 additional shares of Common Stock that may be purchased upon exercise of the Warrants offered hereby and (ii) 1,000,000 shares of Common Stock reserved for issuance under our Equity Incentive Plan. See "Capitalization," "Equity Incentive Plan" and Notes to Financial Statements.

Risk Factors

     An investment in our Units and Securities is highly speculative and involves a high degree of risk. You should purchase our Units and Securities only if you can afford to lose your entire investment. You should see the section of this Prospectus entitled "Risk Factors" for special risks concerning us and the section of this Prospectus entitled "Dilution" for information concerning dilution of the book value of your Shares from the public offering price.

Determination of Offering Price

     The offering price of $0.02 per share for the Units offered was arbitrarily determined by us. The price of the Units bears no relation to our assets, book value or any other recognized valuation criteria. In determining the offering price of the Units, we estimated our business potential considering the lack of a definitive business plan, our limited financial resources, the amount of equity and control desired to be retained by our present stockholders, the amount of dilution to be suffered by you and the general condition of the securities markets.

Compliance with Rule 419

     We are a "blank check company" and therefore this Offering is being conducted in compliance with the Commission's Rule 419 of Regulation C promulgated under the Securities Act ("Rule 419"). As such, you have certain rights and will receive the substantive protection provided by Rule 419. To this end, the following guidelines will apply to the offering of the Units:

     (1) The Units purchased by you and other investors and the funds received in the offering will be deposited and held in an escrow account (the "Escrow Account") until a Business Combination meeting specific criteria is completed.

     (2) Before a Business Combination can be completed and before the funds can be released to us and Units can be released to you, we are required to update the Registration Statement of which this Prospectus is a part of (the "Registration Statement") with a post-effective amendment.

     (3) Within the five days after the effective date of the post-effective amendment to the Registration Statement, we are required to furnish you with a prospectus containing the terms of a reconfirmation offer and information regarding the proposed Business Combination candidate and our business, including audited financial statements.

     (4) You will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to the Registration Statement to decide whether you wish to remain an investor in us or alternatively, have us return your investment.

     (5) If we do not complete a Business Combination meeting specified criteria within 18 months after the date of this Prospectus, all of the Deposited Proceeds in the Escrow Account must be returned to you. If the offering period for the Units is extended to its limit (180 days), we will have only approximately 12 months in which to consummate a Business Combination.

Use of Proceeds

     Of the offering proceeds deposited into the Escrow Account, ten percent (10%) may be released to us prior to a reconfirmation offering in which you reconfirm your investment in accordance with procedures required by Rule 419. However, we do not intend to request release of any Deposited Proceeds from the Escrow Account. Thus, all of the Deposited Proceeds will be available for a Business Combination that is closed under the provisions of Rule 419. The Deposited Proceeds will remain in the Escrow Account maintained by the Law Office of Craig J. Cornwell (the "Escrow Agent"), which law firm will act as the escrow agent for this Offering. The Escrow Agent will establish an attorney-client escrow/trust account on your behalf at Bank of America, 345 Montgomery Street, San Francisco, California 94101. Bank of America is an "insured depository institution" as that term is defined in Section 3(c)(2) of the Federal Deposit Insurance Act (12 U.S.C. 1813(c)(2)). No portion of the Deposited Proceeds will be expended by us to a Targeted Business when a Business Combination is effected. However, to the extent that our securities are used as consideration to effect a Business Combination, the Deposited Proceeds may be used to finance the operation of the Targeted Business.

     We have not incurred and do not intend to incur in the future any debt from anyone other than management, an affiliate of management, or our principal stockholder for our organizational activities. Any debt to management, an affiliate of management or our principal stockholder, will not be repaid out of escrowed funds. Management is not aware of any circumstances under which this policy, through their own initiative, may be changed. Management will not accrue compensation prior to consummation of a Business Combination. Since the role of current management after a Business Combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to such persons after a Business Combination.

                             RISK FACTORS

     You should carefully consider the risks and uncertainties described below before making an investment decision. The risks and uncertainties described below are not the only ones facing, or likely to be faced by us. Additional risks and uncertainties that we are unaware of or that we currently believe are immaterial also may become important factors that may adversely affect us.

                    Risks Related to Our Business

     FORWARD LOOKING STATEMENTS. The words may," "will," "expect," "anticipate," "believe," "continue," "estimate," "project," "intend," and similar expressions used in this Prospectus are intended to identify forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly release the result of any revision of these forward-looking statements to reflect the occurrence of unanticipated events. You should also know that such statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions. Should any of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may differ materially from those included within the forward-looking statements.

     NO OPERATING HISTORY. We were incorporated in the state of California on June 19, 2000. We have conducted only organizational business and have no operating history. We were formed to serve as a vehicle to effect a Business Combination. We cannot give you assurances that our intended acquisition or merger activities will be successful or result in revenue or profit for us. Since we have not yet attempted to seek a Business Combination, and due to our lack of experience, there is only a limited basis upon which to evaluate our prospects for achieving our intended business objectives. We face all risks which are associated with any new business. An investment in us should be considered an extremely high risk investment. We have not entered into any arrangement to participate in any business ventures or purchase any products. See "Plan of Operation."

     DEPENDENCE ON PART-TIME MANAGEMENT. Currently, we have no employees other than our officers and directors. Even upon completion of this Offering, it is our intention to limit our employees to our sole officer, John W. Martin. Mr. Martin, who is our President, Chief Financial Officer and Secretary, is engaged in other activities and will devote at least 10 hours per month to our activities. Therefore, the day-to-day operations of any company or business that is acquired by us will have to be performed by outside management or management of the acquired company. We cannot assure you that we will be able to obtain experienced and able outside management to run any company or business that we acquire. See "Management."

     NO ACQUISITION CANDIDATE IDENTIFIED. As of the date of this Prospectus, we have not entered into or negotiated any arrangements for a Business Combination with an acquisition or merger candidate. Since we have not yet attempted to seek a Business Combination, and due to our lack of experience, there is only a limited basis upon which to evaluate our prospects for achieving our intended business objectives. See "Plan of Operation" and "Business."

     NO ACCESS TO YOUR FUNDS WHILE HELD IN ESCROW. If we are unable to locate an acquisition or merger candidate meeting our acquisition/merger criteria, you will have to wait 18 months from the date of this Prospectus before a proportionate portion of your funds are returned to you, without interest. You will be offered return of your proportionate portion of the funds held in escrow only upon the reconfirmation offering required to be conducted upon execution of an agreement to acquire or merge with an acquisition or merger candidate which represents 80% of the offering proceeds. See "Rule 419 Escrow of Proceeds and Shares Prior to an Acquisition."

     FAILURE OF SUFFICIENT NUMBER OF INVESTORS TO RECONFRIM INVESTMENT. A Business Combination with an acquisition or merger candidate cannot be closed unless, for the reconfirmation offering required by Rule 419, we can successfully convince you and a sufficient number of additional investors representing 80% of the maximum offering proceeds to elect to reconfirm your investments. If, after completion of the reconfirmation offering, a sufficient number of investors do not reconfirm their investment, the Business Combination will not be closed. In such event, none of the Units held in escrow will be issued and the funds will be returned to you on a proportionate basis.

     Up to 80% of the Units may be purchased by our officers, directors, current shareholders and any of their affiliates or associates. It is likely that such insiders will elect to reconfirm a proposed Business Combination reducing or eliminating your effect on the outcome of the 80% required reconfirmation. See "Rule 419 Escrow of Proceeds and Shares Prior to an Acquisition."

     LIMITED CAPITALIZATION. As of May 31, 2001, we had $200 in cash which constituted all of our assets. Upon the sale of all of the Shares in this offering, we will receive net proceeds of $20,000, all of which must be deposited in the Escrow Account. We will receive these net proceeds in the event a Business Combination is consummated in accordance with Rule 419. The costs of conducting our business activities will be paid from cash on hand and from proceeds which we may borrow under a private credit facility we have with our principal stockholder. Assuming suitable prospects are identified, if ever, we may be unable to complete an acquisition or merger due to lack of funds. Therefore, we may require additional financing in the future in order to consummate a Business Combination. Such additional financing may consist of the issuance of debt or equity securities. We cannot give any assurances that such funds will be available, if needed, or whether they will be available on terms acceptable to us. We believe it is unlikely that we will need additional funds beyond those that are currently available to us, but the need may arise if a Targeted Business insists we obtain additional capital.
If we do not consummate a Business Combination within 18 months of the date of this Prospectus, we will be required to return all of the Deposited Proceeds back to you.

     LIMITED PHYSICAL FACILITIES. Pursuant to an oral agreement, we are presently utilizing as an office the offices of Brighton Street Advisory, L.L.C. ("Brighton Street"), our principal stockholder. John W. Martin, our President, Secretary and Chief Financial Officer, is the sole manager and member of Brighton Street. Such offices are located at 5777 West Century Boulevard, Suite 1540, Los Angeles, California 90045. We intend to continue to use this space rent-free until a Business Combination is completed. Brighton Street has agreed to provide us with rent-free offices only as long as Mr. Martin is one of our officers and directors. See "Business -8, it is unlawful for any person to sell or offer to sell the Units or any interest in or related to the Units held in the Rule 419 escrow account other than under a qualified domestic relations order in divorce proceedings. Therefore, any and all contracts for sale to be satisfied by delivery of the Units or the Securities and sales of derivative securities to be settled by delivery of the Units or the Securities are prohibited. You are further prohibited from selling any interest in the Units or the Securities or any derivative securities whether or not physical delivery is required. See "Rule 419 Escrow of Proceeds and Shares Prior to an Acquisition -financed entities, including venture capital firms, have recently increased their merger and acquisition activities. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than we and consequently, we will be at a competitive disadvantage in identifying suitable merger or acquisition candidates and successfully consummating a proposed merger or acquisition. Also, we will be competing with a large
number of other small companies such as ours.  See "Business     Time delays.

               Significant expense.

               Loss of voting control.

               The inability or unwillingness to comply with various federal and state laws enacted for your protection.

In making an investment in us, you may be doing so under terms that may ultimately be less favorable than making an investment directly in a company with a specific business. You may not be afforded an opportunity to specifically approve or consent to any particular transaction involving us and/or a Targeted Business, other than as required by Rule 419. See "Plan of Operation" and "Business."

     LACK OF MARKET RESEARCH OR IDENTIFICATION OF ACQUISITION OR MERGER CANDIDATE. We have neither conducted nor have others made available to us results of market research concerning the feasibility of a Business Combination with a Targeted Business. Therefore, we cannot assure you that market demand exists for an acquisition or merger as contemplated by us. Management has not identified any particular industry or specific business within an industry for evaluation by us. We cannot assure you that we will be able to form a Business Combination with a Targeted Business on terms favorable to us.

     LACK OF DIVERSIFICATION. In the event we are successful in identifying and evaluating a suitable Business Combination, we will in all likelihood be required to issue our Common Stock in an acquisition or merger transaction. Due to the fact that our capitalization is limited and the issuance of additional Common Stock will result in a dilution of interest of our present and prospective stockholders, it is unlikely we will be capable of negotiating more than one acquisition or merger. Consequently, our lack of diversification may subject us to economic fluctuation within a particular industry in which a Targeted Business conducts business.

     POTENTIAL BENEFIT TO INSIDE STOCKHOLDERS WITHOUT A CORRESPONDING BENEFIT TO YOU AND POSSIBLE COMPROMISE OF MANAGEMENT'S STATE LAW FIDUCIARY DUTIES.
Our management has an understanding with us that they will not actively negotiate or otherwise consent to the purchase of shares owned by them as a condition of or in connection with a proposed Business Combination by us unless such sale is made a condition of the transaction by the management of the Targeted Business. By virtue of having signed the Registration Statement of which this Prospectus is a part, our directors and officers confirm that they know of no circumstances under which, through their own initiative, this understanding will change. Our current stockholders have acquired their interests in us at an average cost of $0.003 per share or as gifts for no consideration, which is significantly less than what you will pay for your Shares. Consequently, you will bear the majority of the risk of any loss that may be incurred in our operations. An investment in our Common Stock will result in an immediate substantial dilution of your investment. It is likely that current shareholders may receive a significant premium for the sale of their shares of Common Stock if sold as a control block so that the purchaser of such shares by virtue of owning more than 50% of our outstanding common stock would be able to elect all of our directors and control our affairs. It is likely that in connection with a sale of a control block, our current management will resign their positions as our officers and directors. Control of us would then pass to other currently unidentifiable individuals. Except for the escrow provisions of Rule 419 and other transfer restrictions described in these risk factors and the understanding described above, there is no restriction on the sale by current shareholders of their shares of Common Stock. See "Dilution."

     CONFLICTS OF INTERESTS. A conflict of interest may arise between management's personal financial benefit and management's fiduciary duty to you. You should note that management can purchase up to 80% of the Units and thus may own 90% of us after this Offering is completed. Our management would therefore have continuing control. Further, management's interest in their own financial benefit may at some point compromise their fiduciary duty to you.
No proceeds from this Offering will be used to purchase directly or indirectly any shares of the Common Stock owned by management or any present shareholder, director or promoter. See "Management
     TAXATION. In the course of any acquisition or merger we may undertake, a substantial amount of attention will be focused upon federal and state tax consequences to both us and the Targeted Business. Presently, under the provisions of federal and various state tax laws, a qualified reorganization between business entities will generally result in tax-free treatment to the parties to the reorganization. While we expect to undertake any Business Combination so as to minimize federal and state tax consequences to both us and the Targeted Business, such Business Combination might not meet the statutory requirements of a reorganization or the parties might not obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have a substantial adverse effect on us. See "Business
                    Risks Related to this Offering

     LIMITATIONS ON SHARE RESALE. Initially, our Units may be sold in the states of Colorado and New York only (although we are considering registering our Units in other states), and may be resold by you only in Colorado and New York until a resale exemption is available in other states.

     NO UNDERWRITER OR INDEPENDENT BROKER-DEALER. We are selling the Units through our directors and officers without the use of a professional securities underwriting firm. Our directors and officers are relying on the safe harbor provided by Rule 3a4-1 of the Exchange Act and therefore are exempt from registration as a broker under the Exchange Act. Our officers and directors have limited experience in the offer and sale of securities on behalf of an issuer, and, consequently, they may be unable to effect the sale of all of the Units being offered in this Offering. In the event an underwriter or independent broker-dealer is retained by us, the offering of the Units would be suspended until such time as the Registration Statement of which this Prospectus is a part of, was amended to reflect such retention.
The Registration Statement would then require additional review and clearance by the Commission, the National Association of Securities Dealers, Inc., and if necessary, state securities authorities. In the event an underwriter or independent broker-dealer is retained by us, we would be expected to incur significant additional expense in the form of selling commissions, legal fees and printing costs. See "Plan of Distribution."

     SHARES ELIGIBLE FOR FUTURE SALE. Of the shares of Common Stock outstanding after the Offering, the 1,000,000 Shares sold in this Offering will be registered with the Commission and can be freely resold, unless they are acquired by our directors, executive officers or other persons or entities that they control or who control them. Our directors, executive officers, and persons or entities that they control or who control them will be able to sell shares of stock so long as they do so without violating Commission Rule 144. The remaining 1,000,000 outstanding shares of Common Stock may only be sold under Rule 144 until such time as they are registered. We have made no guarantees to any of our existing shareholders that we will, in fact register their shares of Common Stock, nor are their shares of Common Stock being registered in this Offering.

     Rule 144 provides that directors, executive officers, and persons or entities that they control or who control them may sell shares of Common Stock in any three-month period in an amount limited to the greater of:

               1% of our outstanding shares of Common Stock, or

               The average weekly trading volume in our Common Stock during the four calendar weeks preceding a sale.

               Sales under the rule also must be made without violating:

               Manner-of-sale provisions (sales must be made in the market through a broker at current market prices),

               Notice requirements (appropriate forms must be filed with the Commission), and

               Requirements of the availability of current public information about us.

     We cannot predict the effect that sales of shares of Common Stock or the availability of shares of Common Stock for sale will have on the market price that may exist for our Common Stock after completion of the Offering. It is likely that sales of substantial amounts of our Common Stock in the public market could drive our stock price down. See "Shares Eligible for Future Sale."

     THERE HAS BEEN NO PRIOR PUBLIC MARKET FOR OUR COMMON STOCK, THERE IS NO ASSURANCE OF A PUBLIC MARKET DEVELOPING FOR OUR COMMON STOCK AND THE PRICE OF OUR COMMON STOCK MAY BE VOLATILE. Our Common Stock has never been sold in a public market. Given the small size of this Offering, the relatively minimal public float, and lack of participation of a professional underwriter, and with current shareholders retaining 50% of our Common Stock after the Offering, there is no likelihood of any active and liquid public trading market developing for the Shares. If such a market does develop, the price of the Shares may be volatile. Since the Shares will not qualify to trade on any exchange or on NASDAQ, if they do actually trade, the only available market would be through a listing on the OTC Bulletin Board or in the "pink sheets". In the event there are only a few subscribers to the Offering (fewer than 50 subscribers), it is likely that no market maker will be obtained and no public market will ever develop. Thus, you run the risk that you may never be able to sell your Shares. In any event, there are additional state securities laws preventing resale transactions. We will take no steps to request or encourage any broker-dealer to act as a market maker for our Common Stock prior to the attainment of a Business Combination. Subsequent to a Business Combination, it is contemplated that either our President or a principal of a Targeted Business will solicit potential market makers. There can be no assurances that any broker will ever agree to make a market in our securities. See "Plan of Distribution."

     RESTRICTED RESALES OF THE OFFERED SECURITIES. The Units have been registered only in the states of Colorado and New York (the "Initial Registration States"). In order to prevent resale transactions in violation of state securities laws, we intend to limit resale transactions to the Initial Registration States. Resale transactions in the Securities may only be made in the Initial Registration States and in such other states in which a "blue sky" application has been filed, accepted and disclosed in an amendment to the Prospectus. The certificates for the Securities will bear a legend with respect to such restriction on resales. Such restriction on resales may limit the ability of purchasers in the Offering to resell their Shares. We will amend the Prospectus for the purpose of disclosing additional states, if any, in which the Units and Securities will have been registered or qualified.

     DILUTION. Our present stockholders acquired their interest in us at an average cost per share which is significantly less than that which you will pay for your Shares. Our net tangible book value as of May 31, 2001, was $(2,047), which equates to $(0.007) per share and will increase to approximately $19,953, or $0.01 per share if all of the Units which are being offered in this Offering are sold. Consequently, there will be an immediate and substantial dilution of the net tangible book value of the Shares acquired by you. You will bear the majority of the risk of any loss that may be incurred in our operations. See "Dilution."

     POSSIBLE FUTURE DILUTION AS A RESULT OF BUSINESS COMBINATION. Our plan of operations is based upon effectuating a Business Combination. In all likelihood, such Business Combination will result in our issuing securities to the shareholders of a Targeted Business. The issuance of our previously authorized and unissued common shares would result in substantial dilution to our present and prospective shareholders which will necessarily result in a change in control or management of us. Based on various factors such as a Targeted Business's assets and liabilities, earnings and projected earnings, our shareholders prior to a Business Combination will probably own no more than 10% to 20% of the common shares of the Targeted Business after a Business Combination. The 10% to 20% figure may be further reduced if we acquire a Targeted Business with substantial assets. As a purchaser of Shares in this Offering, you could own a negligible percentage (less than 1/2%) of the shares of our Common Stock outstanding following a Business Combination with a Targeted Business. See "Business to the extent required by federal securities laws, we cannot assure that we will be able to do so. The value of the Warrants may be greatly reduced if a prospectus covering the shares of Common Stock issuable upon exercise of the Warrants is not kept current or if the shares of Common Stock are not qualified, or exempt from qualification, in the state in which you reside. If you were to reside in a jurisdiction in which such shares of Common Stock are not qualified and in which there is no exemption, you would be unable to exercise the Warrants and would either have to sell the Warrants in the open market or allow them to expire unexercised. See "Description of Securities

     OFFERING IS SUBJECT TO PENNY STOCK REFORM ACT OF 1990. Our securities will be subject to certain rules and regulations promulgated by the Commission pursuant to the Securities Enforcement Remedies and Penny Stock Reform Act of 1990 (the "Penny Stock Rules"). Such rules and regulations impose strict sales practice requirements on broker-dealers who sell such securities to persons other than established customers and certain "accredited investors." For transactions covered by the Penny Stock Rules, a broker-dealer must make a special suitability determination for the purchaser and must have received the purchaser's written consent for the transaction prior to sale. Consequently, such rule may affect the ability of broker-dealers to sell our securities and may affect your ability to sell any of the Units you acquire in this Offering.


     The Penny Stock Rules generally define a "penny stock" to be any security not listed on an exchange or not authorized for quotation on the Nasdaq Stock Market and has a market price (as defined by the rules) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. For any transactions by broker-dealers involving a penny stock (unless exempt), the rules require delivery, prior to a transaction in a penny stock, of a risk disclosure document relating to the market for penny stocks. Disclosure is also required to be made about compensation payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stocks.

     The penny stock restrictions will not apply to our securities if such securities are listed on an exchange or quoted on the Nasdaq Stock Market and have certain price and volume information provided on a current and continuing basis or if we meet certain minimum net tangible asset or average revenue criteria. There can be no assurance that our securities will qualify for exemption from the Penny Stock Rules. In any event, even if our securities were exempt from the Penny Stock Rules, they would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to prohibit any person that is engaged in unlawful conduct while participating in a distribution of a penny stock from associating with a broker-dealer or participating in a distribution of a penny stock, if the Commission finds that such a restriction would be in the public interest. If our securities were subject to the rules on penny stocks, the market liquidity for the Securities could be severely adversely affected.

     NO DIVIDENDS ANTICIPATED. We have only recently been organized, have no earnings and have never paid any dividends on our Common Stock. Since we were formed as a blank check company with our only intended business being the search for an appropriate Business Combination, we do not anticipate having any earnings until such time that a Business Combination is effected.
However, we cannot provide you with any assurances that upon the consummation of a Business Combination, we will have earnings or issue dividends. You should not invest in the Units based upon an expectation of dividend payments on the Common Stock. See "Dividend Policy."

     ISSUANCE OF ADDITIONAL SHARES. Our Articles of Incorporation currently authorize our Board of Directors to issue up to 50,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. Any additional issuances of any of our securities may have the effect of further diluting the equity interest of shareholders. See "Equity Incentive Plans" and "Description of Securities."

     PROHIBITION PURSUANT TO RULE 15g UNDER EXCHANGE ACT TO SELL OR OFFER TO SELL SHARES IN RULE 419 ACCOUNT. Rule 419 requires that the securities to be issued and the funds received in a blank check offering be deposited and held in an escrow account until a Business Combination meeting specified criteria is completed. Pursuant to Rule 15g-8 under the Exchange Act, it is unlawful for any person to sell or offer to sell the securities (or any interest in or related to the securities) held in the Rule 419 escrow account other than pursuant to a qualified domestic relations order issued by a court in connection with divorce proceedings. As a result, contracts for sale to be satisfied by delivery of the Deposited Securities (e.g. contracts for sale on a when, as, and if interests basis) will be prohibited. Such rule prohibits sales of other interests in the Securities, whether or not physical delivery is required. Therefore, investors will not be able to realize any return on their investment for up to 18 months from the date of this Prospectus. See "Rule 419 Escrow of Proceeds and Units Prior to an Acquisition."


RULE 419 ESCROW OF PROCEEDS AND UNITS PRIOR TO AN ACQUISITION

                         Acquisition Criteria

     Rule 419 requires that, before your offering funds can be released to us and the Units can be released to you, we must execute an agreement for a Business Combination meeting certain specified criteria. The agreement must provide for a Business Combination in which the fair value of the Targeted Business represents at least 80% of the maximum offering proceeds to be received by us in this Offering. The agreement must include, as a precondition to its closing, a requirement that the number of investors representing 80% of the maximum offering proceeds must elect to reconfirm their investment. For purposes of this Offering, the fair value of the Targeted Business to be involved in a Business Combination must be at least $16,000 (80% of $20,000).

Post-Effective Amendment

     Once the agreement governing a Business Combination meeting the required criteria has been executed, Rule 419 requires us to update the Registration Statement of which this Prospectus is apart with a post-effective amendment. The post-effective amendment must contain information about the proposed Targeted Business, including audited financial statements, and the results of this Offering and the use of the funds disbursed from the Escrow Account. The post-effective amendment must also include the terms of the reconfirmation
offer mandated by Rule 419.   The reconfirmation offer must include certain
prescribed conditions which must be satisfied before the funds and Units can be released from escrow.

Reconfirmation Offering

     The reconfirmation offer must commence after the effective date of the post-effective amendment. Under Rule 419, the terms of the reconfirmation offer must include the following conditions:

               The prospectus contained in the post-effective amendment will be sent to each investor whose Units are held in the Escrow Account within five (5) business days after the effective date of the post-effective amendment.

               Each investor will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that the investor elects to remain an investor.

               If we do not receive written notification from any investor within 45 business days following the effective date of the post-effective amendment, the proportionate portion of the funds and any related interest or dividends held in the Escrow Account on such investor's behalf will be returned to the investor within five (5) business days by first class mail or other equally prompt means.

               The Business Combination will be closed only if a minimum number of investors representing 80% of the maximum offering proceeds equaling $16,000 elect to reconfirm their investment.

               If a closed Business Combination has not occurred within 18 months from the date of this Prospectus, the funds held in the Escrow Account shall be returned to all investors on a proportionate basis within five (5) business days by first class mail or other equally prompt means.

Release of Deposited Securities and Deposited Proceeds

     The Deposited Proceeds will be released to us, and the Deposited Securities will be released to you, only after the Escrow Agent has received a signed representation from us and any other evidence acceptable by the Escrow Agent that (i) we have executed an agreement for a Business Combination in which the fair market value of the Targeted Business involved in the Business Combination represents at least 80% of the maximum offering proceeds and have filed the required post-effective amendment, (ii) the post-effective amendment has been declared effective, (iii) we have satisfied all of the prescribed conditions of the reconfirmation offer and (iv) the closing of the Business Combination with a Targeted Business having a fair value of at least 80% of the maximum proceeds has occurred.

                               DILUTION

     As of May 31, 2001, there were 300,000 shares of Common Stock outstanding having a net tangible book value of $(2,047) or approximately $(0.007) per share. Net tangible book value per share is our net tangible assets (total assets less total liabilities and intangible assets) divided by the number of shares of Common Stock outstanding. Upon completion of this Offering, and after taking into account the 700,000 shares of Common Stock issued by us on June 8, 2001, we will have 2,000,000 shares of Common Stock outstanding having a net tangible book value of approximately $19,953 or approximately $0.01 per share. The net tangible book value of each share will have increased by approximately $0.02 per share to present stockholders, and decreased by approximately $0.01 per share (a dilution of 50%) to you.

     Dilution represents the difference between the aggregate offering price of the Units being offered by this Prospectus and the pro forma net tangible book value per share of our Common Stock immediately after the completion of this Offering. Dilution of the value of the Units purchased by you in this Offering will also be due, in part, to the lower book value of our shares of Common Stock currently outstanding. The following table illustrates this dilution:

Public offering price per share(1)                               $0.02

     Net tangible book value per
     share before offering                                          *

     Increase per share attributable to
     payment by investors in this offering                      $0.01

Pro forma net tangible book value
per share, after offering                                        $0.01

Dilution per share to new
investors                                                        $0.01

(1) This figure does not assign any value to the Warrants included in the Units.

* Less than $(.01)
     The following table sets forth the percentage of equity to be purchased by public investors in this Offering compared to the percentage of equity to be owned by our present stockholders, and the comparative amounts paid for the shares of Common Stock by public investors as compared to the total cash consideration paid by our current stockholders.


                     Shares Purchased   Total Consideration  Average Price
                     Number   Percent  Amount     Percent  Paid Per Share

Existing Stockholders. 1,000,000  50%   $1,000       5%         $0.001
New Investors.. . . .. 1,000,000  50%   $20,000     95%         $0.02

    TOTAL...........   2,000,000  100%  $21,000       100%

     We have reserved an aggregate of 1,000,000 shares of Common Stock for purchase by our officers, directors, employees and consultants pursuant to the terms of our Equity Incentive Plan. The above paragraph does not give effect to the possible issuance of up to 1,000,000 additional shares of our Common Stock in accordance with the terms of the Equity Incentive Plan. The issuance of shares of Common Stock in accordance with the terms of the Equity Incentive Plan would result in further dilution in the interests of stockholders if at the time of exercise, our net tangible book value per share is greater than the issue price of any shares of Common Stock issued pursuant to the Equity Incentive Plan.

     CAPITALIZATION

     The following table sets forth at May 31, 2001 (i) our actual capitalization and (ii) the capitalization as adjusted to reflect the sale of the Units being offered in this Offering (based upon an initial public offering price of $0.02 per Share and the application of the net proceeds therefrom). The table should be read in conjunction with the Financial Statements and Notes thereto included elsewhere in this Prospectus.

                                          May 31, 2001 (Unaudited)
                                          ------------------------
                                      Actual(1)    As Adjusted(2)
Stockholders' equity (deficit):
  Common Stock, no par value,
   50,000,000 shares authorized;
   300,000 shares outstanding;
   1,300,000 outstanding as
   adjusted pro forma (2)                $  1,000        $  21,000

  Preferred Stock, $no par value,
  10,000,000 shares authorized; no
  shares outstanding                        -----            -----


 Accumulated deficit in
  development stage                        (3,047)          (3,047)

   Total stockholders' equity            $ (2,047)        $ 17,953
                                         =========        =========
  Total capitalization                   $  1,000         $ 21,000
                                         =========        =========

(1) Derived from our Financial Statements included elsewhere in this Prospectus.

(2) As adjusted to reflect the sale of 1,000,000 Units being offered in this Offering and the application of the net proceeds set forth in "Use of Proceeds."


                       SELECTED FINANCIAL DATA

     The following table sets forth selected financial data and other operating data of the Company. The statement of operations and balance sheet information set forth below as of December 31, 2000 and for the period from June 19, 2000 (date of inception) to December 31, 2000, are derived from, and are qualified by reference to, our financial statements of which have been audited by Lucas, Horsfall, Murphy & Pindroh, LLP, independent certified public accountants. The financial statements as of December 31, 2000, and the report thereon, are included elsewhere in this Prospectus. The information below should be read in conjunction with the consolidated Financial Statements and Notes thereto included in this Prospectus. Our historical operating results are not necessarily indicative of the results of any future period.


                                June 19, 2000
                                 (date of inception)  Five Months Ended
                                at December 31, 2000      May 31, 2000

Statements of Operations Data:

Revenues                           $         0            $         0
Expenses                                 231                  (800)
                                   ------------           ------------
Income (loss)                      $      (231)           $      (800)

Weighted average number of
 shares of common stock and
 common stock equivalents
 outstanding                           300,000                300,000

Balance Sheet Data:

 Working capital (deficit)          $      769                 (2,047)
 Total assets                            1,000                    200
 Stockholders' equity (deficit)            769                 (2,047)


                          PLAN OF OPERATION


     We are a development stage entity, and have neither engaged in any operations nor generated any revenue to date. Our cash expenses to date, which have been funded by our current shareholders and management, are approximately $231.

     Substantially all of our expenses will be from our efforts to identify a suitable Business Combination and close the Business Combination. These expenses will be funded from cash on hand, or if additional funds are required, by loans from our current shareholders.

     On January 29, 2001, we established a $15,000 private credit facility with our principal shareholder in order to assist in funding our cash requirements until a Business Combination is closed. We believe that our cash reserves combined with our private credit facility will provide us with sufficient funds to satisfy our cash requirements and do not expect to have to raise additional funds during the Rule 419 escrow period of up to 18 months from the date of this Prospectus. This is primarily because we anticipate incurring no significant expenditures in identifying and evaluating a suitable Business Combination. Before the conclusion of this Offering, we anticipate our expenses to be limited to accounting fees, legal fees, telephone, mailing, filing fees, transfer agent fees and printing costs.

     We may seek additional financing. We may issue additional securities, incur debt or procure other types of financing if needed. We have not entered into any agreements, plans or proposals for such financing and as of present have no plans to do so. We will not use the offering funds as collateral or security for any loan or debt incurred. Further, the offering funds will not be used to pay back any loan or debts incurred by us. If we do require additional financing, this financing may not be available to us, or if available, it may be on terms unacceptable to us.


                           USE OF PROCEEDS


     The gross proceeds of this Offering will be $20,000. Pursuant to Rule 419, after all of the Units are sold, 10% of the Deposited Proceeds ($2,000) may be released from the Escrow Account to us. However, we do not intend to request release of any Deposited Proceeds from the Escrow Account. We will receive the Deposited Proceeds in the event a Business Combination is consummated in accordance with Rule 419.



Use of Proceeds               Amount         Percentage Total

Escrowed funds pending        $20,000             100%
Business Combination (1)

(1) No portion of the Deposited Proceeds will be expended to acquire a Targeted Business. The Deposited Proceeds will be transferred to the Targeted Business when a Business Combination is effected. Such Deposited Proceeds must be deemed uncommitted at this time in that expenditures of these funds for an identifiable business purpose has not been determined and hence is not set forth.

     While we presently anticipate that we will be able to locate and consummate a Business Combination which adheres to the criteria discussed under "Rule 419 Escrow of Proceeds and Units Prior to an Acquisition," if we determine that a Business Combination requires additional funds, we may seek such additional financing through loans, issuance of additional securities or through other financing arrangements. No such financial arrangements currently exist, and we can provide no assurances that such additional financing will be available or, if available, whether such additional financing will be on terms acceptable to us.

     As a purchaser of Units, you will not, unless required by law, participate in the determination of whether to obtain additional financing or as to the terms of such financing. Because of our limited resources, it is likely that we will become involved in only one Business Combination.

          We do not intend to advertise or promote our availability for a Business Combination. Instead, our management will actively search for potential Targeted Businesses. In the event that we do decide to advertise (for example, in the form of an ad in a legal publication or on the World Wide
Web) to attract a Targeted Business, we will incur the cost of such advertising.

     We anticipate that after consummation of a Business Combination, there will be a change in our management. Our new management may decide to change the policies as to the use of the proceeds from this Offering. Our present management anticipates that the Deposited Proceeds will be used by our post-Business Combination management at their sole discretion. No compensation will be paid or due or owing to any officer or director until after a Business Combination is consummated.


                           DIVIDEND POLICY

     We have never paid or declared any cash dividends on our Common Stock and do not intend to pay any dividends on our Common Stock prior to completing a Business Combination. Even after the completion of a Business Combination, we intend to retain any earnings to finance the development and expansion of our business. Payment of dividends, if any, on our Common Stock in the future will be subject to our discretion and will depend on our earnings, financial condition, capital requirements and other relevant factors.
                               BUSINESS


Overview

     We were organized under the laws of the State of California on June 19, 2000. Since inception, our primary activity has been directed to organizational efforts and obtaining initial financing. We were formed as a vehicle to pursue a Business Combination. We have not engaged in any preliminary efforts intended to identify possible Business Combinations and have neither conducted negotiations concerning nor entered into a letter of intent concerning any such Business Combination candidate. We are filing this Registration Statement in order to initiate a public offering for our securities.

     Operations

     We were organized for the purposes of creating a corporate vehicle to seek, investigate and, if such investigation warrants, engage in Business Combinations presented to us by persons or firms who or which desire to employ our funds in their business or who seek the perceived advantages of a publicly-held corporation. Our principal business objective will be to seek long-term growth potential in a Business Combination rather than to pursue immediate, short-term earnings. We will not restrict our search to any specific business, industry or geographical location.

     We do not currently engage in any business activities that provide any cash flow. The costs of identifying, investigating, and analyzing Business Combinations will be paid with cash on hand or advanced by our principal stockholder pursuant to the terms of a private credit facility. Persons purchasing Units in this Offering and other shareholders will most likely not have the opportunity to participate in any of these decisions. Our proposed business is sometimes referred to as a "blank check/blind pool" company because you will entrust your investment monies to our management before they have a chance to analyze any ultimate use to which this money may be put. Although substantially all of the funds of this Offering are intended to be utilized generally to effect a Business Combination, such proceeds are not otherwise being designated for any specific purposes. Under Rule 419, as a prospective investor you will have an opportunity to evaluate the specific merits or risks of only the Business Combination that management decides to enter into.

     We may seek a Business Combination with firms which:

     (a)  Have recently commenced operations.

     (b) Are developing companies in need of additional funds for expansion into new products or markets.

     (c)  Are seeking to develop a new product or service.

     (d) Are established businesses which may be experiencing financial or operating difficulties and are in need of additional capital.

     A Business Combination may involve the acquisition of, or merger with, a Targeted Business which does not need substantial additional capital but which desires to establish a public trading market for its shares of stock, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself, such as:

                    (a)  Time delays.

                    (b)  Significant expense.

                    (c)  Loss of voting control.

                    (d) Compliance with various federal and state securities laws.

     We will not effectuate a Business Combination with a Targeted Business unless the fair value of the Targeted Business represents 80% of the maximum proceeds from this Offering. To determine the fair market value of a Targeted Business, our management will examine the audited financial statements of the Targeted Business, including balance sheets and statements of cash flow and stockholders' equity, focusing attention on assets, liabilities, sales and net worth. Additionally, our management will participate in a personal inspection of any potential Targeted Business. If we determine that the financial statements of a Targeted Business do not clearly indicate that the fair market value test has been satisfied, we will obtain an opinion from an investment banking firm, which is a member of the National Association of Securities Dealers, Inc., as to the satisfaction of such criteria.

     Based upon the probable desire on the part of the owners of Targeted Businesses to assume voting control over us in order to avoid adverse tax consequences resulting from a Business Combination or to have complete authority to manage the business, we will in all likelihood combine with just one Business Combination candidate. This lack of diversification should be considered a substantial risk in investing in us because we will not be permitted to offset potential losses from one venture against gains from another.

     Upon closing of a Business Combination, there will be a change in control that will in all likelihood result in the resignation of our present officers and director.

     Although our officers and directors, from time to time, have discussions with companies that are looking to be acquired, neither our officers or directors have had any preliminary contact or discussions with any representative of any other entity regarding a Business Combination with us. Accordingly, any Targeted Business that is selected may be a financially unstable company or an entity in an early stage of development or growth, including entities without established records of sales or earnings. Accordingly, we may become subjected to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although management will endeavor to evaluate the risks inherent in a Business Combination, there can be no assurance that we will properly ascertain or assess all significant risks.
     We anticipate that the selection of a Business Combination will be complex and extremely risky. Our management believes that there are numerous firms seeking even the limited additional capital that we will have and/or the benefit of a publicly traded corporation because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital.

     Such perceived benefit of a publicly traded corporation may include:

          Facilitating or improving the terms on which additional equity financing may be sought.

          Providing liquidity for the principals of a business.

          Creating a means for providing incentive stock options or similar benefits to key employees.

          Providing liquidity, subject to restrictions of applicable statutes, for all shareholders.

Evaluation of Business Combinations

     The analysis of Business Combinations will be undertaken by us under the supervision of our officers and directors, who are not professional business analysts.

     Because we will be subject to Sections 13 or 15(d) of the Exchange Act, we will be required to furnish certain information about significant Business Combinations, including audited financial statements for the Targeted Business involved in the Business Combination, covering one, two or three years depending upon the relative size of the Business Combination. Consequently, Business Combination prospects that do not have or are unable to obtain the required audited financial statements may not be appropriate for a Business Combination so long as the reporting requirements of the Exchange Act are applicable. In the event our obligation to file periodic reports is suspended under Section 15(d), we intend on voluntarily filing such reports.

     Any Business Combination will present certain risks. Many of these risks cannot be adequately identified prior to selection, and you must, therefore, depend on the ability of management to identify and evaluate such risks. In the case of some of the potential Business Combinations available to us, it is possible that the promoters of a Targeted Business have been unable to develop a going concern or that such business is in its development stage in that it has not generated significant revenues from its principal business activity prior to our Business Combination. There is a risk, even after the closing of a Business Combination and the related expenditure of our funds, that the combined enterprises will still be unable to become a going concern or advance beyond the development stage. The Business Combination may involve new and untested products, processes, or market strategies that may not succeed. Such risks will be assumed by us and, therefore, our shareholders.

Business Combinations

     In implementing a structure for a particular Business Combination, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. We may also purchase stock or assets of an existing business. The manner of the Business Combination will depend on:

     (a)  The nature of the acquisition candidate.

     (b)  The respective needs and desires of us and other parties.

     (c)  The management of the Targeted Business.

     (d) The relative negotiating strength of us and management of the Targeted Business.

     You should note that any Business Combination closed by us can be expected to have a significant dilutive effect on our current shareholders and purchasers in this Offering. On the closing of a Business Combination, the Targeted Business will have significantly more assets and/or potential than us; therefore, management plans to offer a controlling interest in us to the Targeted Business. While the actual terms of a transaction to which we may be a party cannot be predicted, we may expect that the parties to the transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called tax-free reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code of 1986, as amended (the "Code"). In order to obtain tax-free treatment under the Code, it may be necessary for the owners of the Targeted Business to own 80% or more of our voting stock. In such event, our shareholders, including investors in this Offering, would retain less than 20% of our issued and outstanding shares of Common Stock, which would be likely to result in significant dilution in the equity of our shareholders. Management may choose to comply with these provisions. In addition, our directors and officers may, as part of the terms of the acquisition transaction, resign as directors and officers. Management may retain shares of our Common Stock (unless those shares of Common Stock, as part of the terms of the Business Combination, are sought by a Targeted Business).

     Management will not actively negotiate or otherwise consent to the purchase of any portion of their Common Stock as a condition to or for a proposed Business Combination unless such a purchase is requested by a Targeted Business as a condition to a Business Combination. Our officers and directors have agreed to comply with this provision. Management is unaware of any circumstances under which such policy through their own initiative may be changed.

     We anticipate that any securities issued in a Business Combination would be issued in reliance on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of this transaction, we may agree to register such securities either at the time the transaction is closed, under certain conditions, or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market that may develop in our Common Stock may have a depressive effect on such market.

     If at any time prior to the completion of this Offering we enter negotiations with a possible candidate for a Business Combination and such a transaction becomes probable, then this Offering will be suspended so that an amendment can be filed which will include financial statements (including balance sheets and statements of cash flow and stockholders' equity) of the Targeted Business.

     Our officers and directors have not approached and have not been approached by any person or entity with regard to any specific proposed business ventures with us. We will evaluate all possible Business Combination opportunities brought to us. If at any time a Targeted Business is brought to us by any of our promoters, management, or their affiliates or associates, disclosure as to this fact will be included in a post-effective amendment to the registration statement of which this Prospectus is apart, thereby allowing investors in this Offering the opportunity to fully evaluate the Business Combination.

     We believe that we will remain an insignificant player among the firms that engage in Business Combinations. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than us. In view of our combined limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors. Also, we will be competing with a large number of other small public, blank check/blind pool companies located throughout the United States.

Finding a Business Combination

     It is anticipated that candidates for Business Combinations will be available to us from various sources, including our officers and directors, professional advisors such as attorneys and accountants, venture capitalists, members of the financial community, and others who may present unsolicited proposals. On January 22, 2001, we entered into an Advisory Services Agreement with Brighton Street Advisory, L.L.C., an affiliate. Under the Advisory Services Agreement, Brighton Street has agreed to advise and assist us in effectuating a Business Combination. Other than our agreement with Brighton Street, there are no other plans, understandings, agreements or commitments with any individuals other than our officers and directors to act as a finder of opportunities for us.

     Prior to considering a Business Combination with any Targeted Business, we intend to request that we be provided with written materials regarding the Targeted Business containing such items as a description of products, service and company history; management resumes; financial information; available projections with related assumptions upon which they are based; an explanation of proprietary products and services; evidence of existing patents, trademarks or service marks or rights thereto; present and proposed forms of compensation to management; a description of transactions between the Targeted Business and its affiliates during relevant prior periods; a description of present and required facilities; an analysis of risks and competitive conditions; a financial plan of operation and estimated capital requirements; audited financial statements; and other information deemed relevant. As part of our "due diligence" investigation, officers and directors intend to meet personally with management and key personnel, visit and inspect material facilities, obtain independent analysis or verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of our limited financial resources and management expertise.

     The analysis of new businesses will be undertaken by or under the supervision of our officers and directors, who intend to consider, among other relevant matters, the following factors:

     (a) Potential for growth, indicated by new technology, anticipated market expansion or new products;

     (b) Competitive position as compared to other firms of similar size and experience within the Targeted Business's industry segment as well as within the industry as a whole;

     (c) Strength and diversity of management, either in place or scheduled for recruitment;

     (d) Capital requirements and anticipated availability of required funds, to be provided by us or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

     (e) The cost to us of a Business Combination as compared to perceived tangible and intangible values and potentials;

     (f)  The extent to which the Targeted Business can be advanced; and

     (g) The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items.

Competition

     There are inherent difficulties for any new business seeking to enter an established field. With regard to our proposed business, namely the acquisition or merger with a business or company, these difficulties are compounded since there are numerous firms which are more experienced, established and better financed than we are, that are involved in the acquisition of businesses or companies. Unlike us, many of these firms have personnel experienced in running such businesses. In general, "start-up" firms, such as us, are at a very serious disadvantage against established competitors.

    Employees

     We currently have no employees. Our officers and directors are engaged in business activities outside of us, and the amount of time they will devote to our business will only be approximately 5% of their work week. Upon completion of the public offering of the Units, it is anticipated that management will devote the time necessary each month to our affairs or until a successful Business Combination has been completed.

     Facilities

     We are currently using the office of our principal stockholder, at no cost, as our office. Such arrangement is expected to continue after completion of this Offering until a Business Combination is closed. There is currently no written rental agreement. We presently own no equipment, and do not intend to own any upon completion of this Offering.

     Periodic Reporting and Audited Financial Statements

     We have certain reporting obligations pursuant to the Exchange Act, including the requirement that we file annual and quarterly reports with the Commission. In accordance with the requirements of the Exchange Act, we intend to furnish to our stockholders annual reports containing financial statements audited and reported on by our independent accountants.

     We will not effectuate a Business Combination with any company or business if audited financial statements prepared in accordance with generally accepted accounting principals (GAAP)cannot be obtained for such company or business. Our management will provide you with audited financial statements of a Targeted Business as part of the materials sent to you in order for you to assess the Targeted Business for purposes of voting on a proposed Business Combination. While this may limit the pool of potential companies and businesses with which we may effectuate a Business Combination, we believe that the requirement of having available audited financial statements for a Targeted Business will not have a material adverse effect on the pool of potential companies and businesses available for a Business Combination.

Legal Proceedings

     We are not currently a party to any material legal proceedings.

                              MANAGEMENT

                   Directors and Executive Officers

     Our directors and executive officers and their ages as of the date of this Prospectus are set forth below:

     Name                     Age             Position(s) Held

John W. Martin                42             Chairman of the Board,
President,Chief Financial Officer, Secretary and Director


John W. Martin, our Chairman of the Board, President, Chief Financial Officer, Secretary and a Director will devote approximately 5% of his time to our affairs. Mr. Martin is also the sole proprietor of the Law Office of John W. Martin, a Los Angeles-based law firm specializing in corporate and securities law and mergers and acquisitions. Prior to the formation of the Law Office of John W. Martin, Mr. Martin was an associate attorney with the Chicago-based law firm of Baker & McKenzie where he specialized in corporate and securities law. In his over 17 years as a counselor and advisor to business organizations, Mr. Martin has (i) advised start-up corporations and other business ventures in their formation, organization and initial and secondary capitalization, (ii) advised corporations with respect to the public offering of their debt and equity securities, including but not limited to, the preparation of applicable registration statements under the Securities Act,
(iii) advised corporations in the structuring of strategic alliances such as joint ventures, distribution arrangements and agency agreements, (iv) advised business entities in the area of mergers and acquisitions, including the negotiation and preparation of merger and acquisition agreements as well as the rendering of advice on the effect of U.S. antitrust laws on various mergers and acquisitions, (v) prepared corporate business and strategic plans,
(vi) prepared marketing plans, (vii) advised business organizations on branding plan development and intellectual property management and (viii) assisted in establishing internal control systems for corporate accounting and finance departments. Mr. Martin holds a BA degree from Lake Forest College and a JD degree from the University of California at Davis. Mr. Martin is a member of the California State Bar.

     Board of Directors

     Our board of directors consists of one (1) authorized member. The terms of the Board of Directors will expire at the next annual meeting of stockholders.

     None of our directors will receive compensation for service on our board of directors or committees. Our directors may be reimbursed for certain expenses in connection with attendance at board of directors and committee meetings.

Executive Officers

     Our officers are elected by our board of directors and hold office at the will of the Board. Our officers may be reimbursed for expenses not related to this Offering, if any, incurred on our behalf. No remuneration has been paid to our officers to date. There are no employment agreements contemplated for the services of our officers nor current intentions to compensate our officers in the future.

     Conflicts of Interest

     Our proposed business raises potential conflicts of interest between us and our officers and directors. We have been formed for the purpose of locating suitable business opportunities in which to participate. Each member of management will not be devoting full time to us and is engaged in various other business activities. From time to time, in the course of such activities they may become aware of investment and business opportunities and may be faced with the issue of whether to involve us in such a transaction.

     Our management is generally required to bring business opportunities to us insofar as they relate to business opportunities in which we have expressed an interest. Because our business is to locate a suitable business venture, management is required to bring such business opportunities to us. Potential conflicts may arise if a member of management does not disclose such potential business opportunities.

     Members of management may organize other companies as "blank check" or "blind pool" companies in the future and offer their securities to the public. Management may have conflicts in the event that another "blank check" or "blind pool" company associated with management is actively seeking the acquisition of properties and businesses that are identical or similar to those that we may seek, should we complete this Offering.

     A conflict will not be present as between us and another affiliated "blank check" or "blind pool" company if, before we begin seeking acquisitions, such other "blank check" or "blind pool" company (1) enters into any understanding, arrangement or contractual commitment to participate in, or acquire, any business or property; and (2) ceases its search for additional properties or businesses identical or similar to those we may seek.

     Conflicts also may not be present to the extent that potential business opportunities are appropriate for us but not for another affiliated "blank check" or "blind pool" company (or vice versa), because of such factors as the difference in working capital available to us. If, however, at any time we and any other firms affiliated with management are simultaneously seeking business opportunities, management may face the conflict of whether to submit a potential business acquisition to us or to such other firms. In the event that an opportunity is appropriate to both us and another affiliated "blank check" or "blind pool" company, management intends to first offer such opportunity to that entity that first closed the sale of its securities.

     We have established no other guidelines or procedures for resolving potential conflicts. Failure by management to resolve conflicts of interest in our favor may result in liability of management to us. Management has and will continue to have an affirmative obligation to disclose conflicts of interest to our board of directors or shareholders.

     We have entered into an Officers and Directors Indemnification Agreement (the "Indemnification Agreement") with John W. Martin, our President, Secretary and Chief Financial Officer. The Indemnification Agreement provides that Mr. Martin will be indemnified to the fullest extent permitted by applicable law against all expenses (including attorneys' fees), judgments, fines and amounts reasonably paid or incurred by him for settlement in any threatened, pending or completed action, suit or proceeding, including any derivative action, on account of his services to us as a director or officer or of any subsidiary of ours or of any other company or enterprise in which he is serving at our request. The Indemnification Agreement further provides that no indemnification will be provided to Mr. Martin on account of knowingly fraudulent, deliberately dishonest or willful misconduct. To the extent the provisions of the Indemnification Agreement exceed the indemnification permitted by applicable law, such provisions may be unenforceable or may be limited to the extent they are found by a court of competent jurisdiction to be contrary to public policy.

     The previous discussion is a brief summary of the provisions of the Indemnification Agreement referred to above and does not purport to be a complete statement of its terms and conditions. A copy of our Indemnification Agreement with Mr. Martin has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.


                        EQUITY INCENTIVE PLAN

     On December 28, 2000, our board of directors and stockholders approved the Accelacorp 1, Inc. 2000 Equity Incentive Plan (the "Equity Incentive Plan"). The purpose of the Equity Incentive Plan is to provide our key management employees selected for participation in the plan with added incentives to continue to provide us with key management services on a long-term basis. We believe that the Equity Incentive Plan creates in our employees a more direct interest in the future success of our operations, so that the income of our key management employees is more closely aligned with the income of our stockholders. We also believe that the Equity Incentive Plan will assist us in attracting key employees and in retaining and motivating our participating employees by providing them with an opportunity for investment in us.

     The Equity Incentive Plan provides for the granting of two distinct and different types of awards. The two types of awards which may be granted under the Equity Incentive Plan are stock options and restricted stock.

     Stock Options. Stock options to be granted under the Equity Incentive Plan are divided into two types, "incentive stock options" and "nonstatutory stock options".

     Incentive Stock Options. An incentive stock option ("ISO") granted under the Equity Incentive Plan is intended to qualify as an "incentive stock option" under Section 422 of the Code. An ISO is designed to provide selected employees with the opportunity to acquire our stock on a favorable tax basis. If a stock option is to achieve the special tax afforded an ISO, it must satisfy several conditions imposed by federal law. These conditions and their implications may be summarized as follows:

          (i) Option Plan. The option must be granted pursuant to a stock option plan, and may not be granted more than ten years after the plan was adopted by us. The plan is required to specify the aggregate number of shares that may be optioned under it and to identify the employees or class of employees eligible for options under the plan. The plan may, and often does, include additional terms and requirements, but only these two are essential for ISO tax treatment.

          (ii) Option Duration. The ISO must provide that it cannot be exercised more than ten years after the date it was granted, and if the option holder (together with certain relatives and others whose holdings are attributed to him under the Code) owns more than 10% of our voting stock, this maximum term is five years.

          (iii) Employment Requirement. The option holder must have remained in our continuous employ from the date the ISO was granted until not more than three months before the date on which it is exercised. In practice, our ISO's terminate upon termination of employment, or within three months thereafter, subject to special provisions permitted under the Code if termination of employment results from death or permanent disability.

          (iv) Non-Transferability. An ISO must be non-transferable, except only that following an employee's death it may be exercised by his heirs or beneficiaries under his will.

          (v) Exercise Price. The exercise price of an ISO must not be less than the fair market value of the stock subject to the option at the time the option is granted. If the option is granted to an employee who (together with those whose holdings are attributed to him under the Code) owns more than 10 percent of our voting stock, the minimum exercise price is 110 percent of such fair market value.

          (vi) Quantity Limits. The Code imposes quantity limits on the amount of ISOs that may be exercised by an employee. If ISOs granted to an employee by us first become exercisable during any calendar year as to stock, the fair market value of which exceeds $100,000 as of the respective dates of grant, the options for the excess over this amount will be denied ISO tax treatment. The rule under the Code thus effectively permits up to $1 million worth of ISOs to be granted to an employee in a year, so long as no more than $100,000 thereof first become exercisable in any of the up to ten years in the permissible option term.

          (vii) Holding Period. Finally, if an employee whose option satisfies all of the previously discussed requirements for ISO treatment disposes of the shares purchased on exercise of the option before expiration of the necessary holding period of two years after the option was granted and one year after it was exercised, he will during the taxable year of his "disqualifying disposition" realize some or all of the taxable income he avoided on the date his tax benefited option was exercised. Thus, if the disqualifying disposition is a sale of the stock, so much of any gain then realized as does not exceed the amount by which the value of the stock on the date of exercise exceeded the option exercise price will be taxed at ordinary income rates. We would then be entitled to an equivalent tax deduction.

     Nonstatutory Stock Option Plan. The term "nonstatutory stock options" refers to options that do not qualify for the favorable tax treatment accorded options covered by Section 422A of the Code (i.e., incentive stock options). As discussed above, generally, if an employee acquires stock under an ISO arrangement, he is taxed only when he disposes of the stock. In addition, if the specified holding period requirements are met, any gain resulting from the disposition of statutory option stock is taxed as a capital gain. In contrast, in the case of a nonstatutory option the employee generally recognizes ordinary income at the time of exercise in an amount equal to the excess, if any, of the stock's fair market value over the option exercise price.

     Restricted Stock. The restricted stock arrangement provided for in the Equity Incentive Plan allows us to either give or sell our stock to an employee on the condition that the stock be returned to us for the amount, if any, paid for the stock if the employee's service with us terminates within a specified period of time. Typically, vesting of restricted shares will take place in installments, (i.e., specified number of shares will become free of restriction each year for a specified number of years if the recipient remains employed).

     Restricted stock plans are normally "compensatory" plans which may give rise to compensation expense. In general, the amount of compensation, if any, is the difference between the value of the stock on the "measurement date" and any price that the employee will be required to pay. The measurement date is usually the date of the award. As a result, in the normal situation the compensation expense is fixed at the outset and charged to our earnings over the period in which the employee performs the service.


            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We were formed on June 19, 2000. On December 30, 2000, we issued an aggregate of 300,000 shares of our Common Stock to Brighton Street Advisory, L.L.C., a California limited liability company ("Brighton Street"), for an aggregate purchase price of $1,000. The sole member and manager of Brighton Street is John W. Martin, our President, Secretary and Chief Financial Officer.

     On January 22, 2001, we entered into an Advisory Services Agreement with Brighton Street. Under the terms of the Advisory Services Agreement, Brighton Street is to provide us with advice and assistance regarding Business Combinations. Such advice and assistance includes pre-Business Combination assistance, valuation services, identification of potential Targeted Businesses, management of the process involved in choosing an appropriate Targeted Business and facilitation of the closing of a Business Combination. At the completion of any Business Combination in which Brighton Street has provided us with advice and assistance, we will pay Brighton Street a minimum value-added fee of $25,000. The final value-added fee will be mutually agreed upon between Brighton Street and us, and with the determination for us being made by a majority of our directors other than those who are members, principals or employees of Brighton Street or any of its affiliates. We may terminate the Advisory Services Agreement with Brighton Street at any time by us providing Brighton Street with written notice to that effect delivered to and received by Brighton Street at least 10 days prior to the date of such termination. We believe that the terms of the Advisory Services Agreement, and fees which may be paid for the professional services to be rendered by Brighton Street, are at least as favorable to us as those which could be negotiated with a third party.

     On January 29, 2001, we entered into a Private Credit Agreement (the "Credit Agreement") with Brighton Street pursuant to which Brighton Street has agreed to loan to us, from time to time, an aggregate amount of $15,000.
Loans made to us under the Credit Agreement bear interest at a rate equal to the higher of (a) ten percent (10%) per annum or (b) five percent (5%) over the San Francisco Federal Reserve Bank's rate for advances made to member banks under sections 13 and 13a of the Federal Reserve Act prevailing on the twenty-fifth day of the month prior to the date a loan is made to us under the Credit Agreement. The Credit Agreement terminates on the earlier of January 29, 2002 or a change in control of us, as defined in the Credit Agreement.

     On June 8, 2001, we issued an aggregate of 700,000 shares of our Common Stock to Brighton Street for an aggregate purchase price of $2,000 pursuant to a subscription receivable.

                        PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information as of the date of this Prospectus, regarding ownership of our Common Stock (i) by each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock, (ii) by each of our directors, (iii) by certain related stockholders, and (iv) by all of our executive officers and directors as a group. All persons named have sole voting and investment power with respect to such shares, subject to community property laws, and except as otherwise noted.

                                                Percent Beneficially
                                                       Owned
                                        Number of       Before      After
     Name of Shareholder(1)        Shares Owned    Offering    Offering(2)

Brighton Street
Advisory, L.L.C.                      1,000,000            100%       50%
     5777 West Century Boulevard
     Suite 1540
     Los Angeles, California 90045

     All officers and directors
       as a group (1 person)..       1,000,000         100%      50%

(1) Our President, Secretary and Chief Financial Officer and sole director is John W. Martin. Mr. Martin is also the sole member and manager of Brighton Street Advisory, L.L.C.

(2)  Assumes all Units offered hereby are sold.


                      DESCRIPTION OF SECURITIES

     Our authorized capital stock consist of 50,000,000 shares of no par value Common Stock and 10,000,000 shares of preferred stock, no par value ("Preferred Stock"). Giving effect to the sale of all of the Units offered hereby, there will be outstanding 2,000,000 shares of Common Stock.

     The following description is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

     Units

     Each Unit offered hereby consists of one share of Common Stock and one Warrant. The Common Stock and the Warrants are immediately detachable and separately transferable.

     Common Stock

     The holders of the issued and outstanding shares of Common Stock are entitled to receive dividends when, as and if declared by our board of directors out of any funds lawfully available therefore. The Board of Directors intends to retain future earnings to finance the development and expansion of our business and does not expect to declare any dividends in the foreseeable future. The holders of our Common Stock have the right in the event of liquidation to receive pro rata all assets remaining after payment of debts and expenses. Our Common Stock does not have any preemptive rights. The issued and outstanding shares of Common Stock are fully paid and nonassessable.

     Holders of shares of Common Stock are entitled to vote at all meetings of shareholders for the election of directors and for other purposes. Holders have one vote for each share of Common Stock held by them.

Preferred Stock

     Our Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and to fix, alter or reduce (but not below the number then outstanding) the number of shares comprising any such series and the designation thereof, or any of them, and to provide for the rights and terms of redemption or conversion of the shares of any such series.

     As of the date of this Prospectus, the Board of Directors has not authorized the issuance of any shares of Preferred Stock.

     Warrants

     General. Each Warrant entitles the registered holder to purchase one share of Common Stock at an exercise price of $0.40 per share at any time
until 5:00 p.m., Los Angeles Time, on           , 2001.  The Warrants will be
issued pursuant to a warrant agreement (the "Warrant Agreement") by and between us and Florida Atlantic Stock Transfer, Inc., as our warrant agent ("Warrant Agent"), and will be evidenced by a warrant certificates in registered form. The Warrants provide for adjustment of the exercise price and for a change in the number of shares issuable upon exercise to protect you against dilution in the event of a stock dividend, stock split, combination or reclassification of the Common Stock or upon issuance of shares of Common Stock at prices lower than the market price of the Common Stock, with certain exceptions. We are not required to issue fractional shares upon the exercise of a Warrant. As a holder of a Warrant, you not posses any rights as a shareholder until you exercise the Warrant.

     The exercise price of the Warrants was determined by us and should not be construed to be predictive of or to imply that any price increases in the Shares will occur.

     We have reserved from our authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock for issuance upon the exercise of the Warrants. A Warrant may be exercised upon surrender of the Warrant certificate on or prior to its expiration date (or earlier redemption date) at the offices of the Warrant Agent, with the form of "Election to Purchase" on the reverse side of the

     Warrant certificate completed and executed as indicated, accompanied by payment of the full exercise price (by certified or bank check payable to our order) for the number of shares with respect to which the Warrant is being exercised. Shares of Common Stock issued upon exercise of Warrants and payment in accordance with the terms of the Warrants will be fully paid and nonassessable. For the life of the Warrants, the holders thereof have the opportunity to profit from a rise in the market value of the Common Stock, with a resulting dilution in the interest of all other stockholders. So long as the Warrants are outstanding, the terms on which we could obtain additional capital may be adversely affected. The holders of Warrants might be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital by a new offering of securities on terms more favorable than those provided for by the Warrants.

     Federal Income Tax Aspects of Investment in the Warrants. The following is a description of certain of the tax effects occasioned by an investment in the Warrants.

     No gain or loss will be recognized by you upon the exercise of a Warrant. The cost basis of the shares of Common Stock acquired upon such exercise will be the cost basis of the Warrant plus any additional amount paid upon the exercise of the Warrant. Gain or loss will be recognized upon the subsequent sale or exchange of the shares of Common Stock acquired by the exercise of the Warrant, measured by the difference between the amount realized upon sale or exchange and the cost basis of the shares of Common Stock.

     If you do not exercise a Warrant, but instead sell or exchange it (whether pursuant to redemption or otherwise), gain or loss will be recognized upon such event, measured by the difference between the amount realized by you as a result of such sale, exchange or redemption and the cost basis of the Warrant.

     If a Warrant is not exercised and is allowed to expire, the Warrant will be deemed to be sold or exchanged on the date of expiration. In such event, you will recognize a loss to the extent of the cost basis of the Warrant.

     Generally, any gain or loss recognized as a result of the foregoing will be a capital gain or loss and will either be long term or short term depending upon the period of time the shares of Common Stock sold or exchanged or the Warrant sold, exchanged, redeemed, or allowed to expire, as the case may be, was held. A holding period of more than one year results in long term capital gain or loss treatment. If a Warrant is exercised, the holding period of the shares of Common Stock so acquired will not include the period during which the Warrant was held.

ALTHOUGH IN THE OPINION OF COUNSEL TO US THE FOREGOING IS AN ACCURATE DESCRIPTION OF THE TAX EFFECTS DESCRIBED, YOU SHOULD SEEK THE ADVICE OF YOUR OWN TAX ADVISOR REGARDING THE EFFECTS THAT AN INVESTMENT IN THE WARRANTS WILL HAVE FOR YOUR INDIVIDUAL TAX SITUATION.

     Transfer Agent

     Florida Atlantic Stock Transfer, Inc., Tamarac, Florida has been appointed the transfer agent of our Common Stock and Preferred Stock.


           CERTAIN PROVISIONS OF CALIFORNIA LAW AND OF THE
            COMPANY'S ARTICLES OF INCORPORATION AND BYLAWS

     Our Articles of Incorporation and Bylaws require us to indemnify our directors and officers to the fullest extent permitted by California law.

     California law presently provides that in the case of a nonderivative action (that is, an action other than by or in the right of a corporation to procure a judgment in its own favor), a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe that the conduct of the person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

     With respect to derivative actions, California law provides that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders. Indemnification is not permitted to be made in respect of any claim, issue, or matter as to which the person shall have been adjudged to be liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending determines that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses, and then only to the extent that the court shall determine.


                   SHARES ELIGIBLE FOR FUTURE SALE


     Upon completion of the offer and sale of the Units, we will have outstanding 2,000,000 shares of Common Stock. The 1,000,000 shares of Common Stock sold in this Offering will be freely tradeable without restrictions under the Securities Act, except for any shares held by an "affiliate" of ours, which will be subject to the resale limitations of Rule 144 under the Securities Act.

     All of the shares of Common Stock currently outstanding are "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act, and may not be sold except in compliance with the registration requirements of the Securities Act or an applicable exemption under the Securities Act, including an exemption pursuant to Rule 144 thereunder.

     In general, under Rule 144 as currently in effect, any affiliate of ours and any person (or persons whose sales are aggregated) who has beneficially owned his or her restricted shares for at least one year, is entitled to sell in the open market within any three-month period a number of shares of Common Stock that does not exceed the greater of (i) 1% of the then outstanding shares of our Common Stock, or (ii) the average weekly trading volume in our Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates of ours who have held their restricted shares for two years are entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

     Further, Rule 144A as currently in effect, in general, permits unlimited resales of certain restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities. Rule 144A allows our existing stockholders to sell their shares of Common Stock to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike under Rule 144, restricted securities sold under Rule 144A to nonaffiliates do not lose their status as restricted securities.


                         PLAN OF DISTRIBUTION

     We offer the right to subscribe for up to 1,000,000 Units at $0.02 per Unit. We are offering the Units directly on a best efforts basis. No compensation is to be paid to any person for the offer and sale of the Units.

     Our directors and officers plan to distribute Prospectuses related to this offering. We estimate up to 300 Prospectuses will be distributed in such a manner to acquaintances, friends and business associates.

     Up to 80% of the Units may be purchased by our officers, directors, current shareholders and any of their affiliates or associates.

     Although our directors and officers are associated persons of us as that term is defined in Rule 3a4-1 under the Exchange Act, they are deemed not to be a broker for the following reasons:

     (1) They are not subject to a statutory disqualification as that term is defined in Section 39(a)(39) of the Exchange Act at the time of their participation in the sale of our securities. They will not be compensated for their participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

     (2) They are not an associated person of a broker or dealer at the time of their participation in the sale of our securities.

     (3) They will restrict their participation to the following activities:

          (a) Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by them of a potential purchaser;

          (b) Responding to inquiries of a potential purchaser in a communication initiated by the potential purchasers, provided however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

          (c) Performing ministerial and clerical work involved in effecting any transaction.

     As of the date of this Prospectus, no broker has been retained by us for the sale of the Units being offered. In the event a broker who may be deemed an underwriter is retained by us, an amendment to our Registration Statement will be filed.

     Neither we nor anyone acting on our behalf including our shareholders, officers, directors, promoters, affiliates or associates will request or encourage a market in our Common Stock prior to a Business Combination. There have been no preliminary discussions or understandings between us or anyone acting on our behalf and any market maker regarding participation in the future trading market, if any, for our Common Stock. We may use consultants to obtain market makers to commence trading after an acquisition. No member of management, nor any promoter or anyone acting at their direction will recommend, encourage or advise you to open brokerage accounts with any broker-dealer that is obtained to make a market in the Securities subsequent to the acquisition of any Business Combination.

     Investors in this Offering must make their own decisions regarding whether to hold or sell their Securities. We will not exercise any influence over your decisions.

Method of Subscribing

     Persons may subscribe by filling in and signing the Subscription Agreement and delivering it, prior to the expiration date, to us. The subscription price of $0.02 per Unit must be paid in cash or by check, bank draft or postal express money order payable in United States dollars to our order. You may not pay cash. This Offering is being made on a "best efforts, all or none basis." Thus, unless all 1,000,000 Units are sold, none will be sold.

     Our officers, directors, current shareholders and any of their affiliates or associates may purchase a portion of the Units offered in this Offering. The aggregate number of Units which may be purchased by such persons shall not exceed 80% of the number of Units sold in this Offering. Such purchases may be made in order to close the "all or nothing" Offering.

Expiration Date

     This Offering will expire 90 days from the date of this Prospectus (or 180 days from the date of this Prospectus if extended by us).



                            LEGAL MATTERS

     The validity of the securities being offered hereby will be passed upon for us by the Law Office of John W. Martin, Los Angeles, California. John W. Martin, the sole proprietor of the Law Office of John W. Martin is our Chairman of the Board, President, Chief Financial Officer and Secretary. Mr. Martin is also the sole member and manager of Brighton Street Advisory, L.L.C., which is the beneficial owner of 1,000,000 shares of our Common Stock.



                               EXPERTS

     Our financial statements for the period June 19, 2000 (date of inception) to December 31, 2000 and for the period ended therein, have been included in this Prospectus in reliance upon the report appearing elsewhere herein, of Lucas, Horsfall, Murphy & Pindroh, LLP, independent certified public accountants, and upon the authority of said independent certified public accountants as experts in accounting and auditing.

             WHERE YOU CAN FIND MORE INFORMATION ABOUT US

     We have filed with the Commission a Registration Statement on Form SB-2 (Registration No. _____________) under the Securities Act for the registration of the Units offered hereby. This Prospectus omits certain of the information contained in the Registration Statement. For more information about us and the Shares being offered by us, you should review the Registration Statement along with all of its exhibits and schedules. Any statements that we have made in this Prospectus concerning the provisions of any document are not necessarily complete and, in each instance, you should review a copy of any such documents which we have filed as an exhibit to the Registration Statement. Items of information omitted from this Prospectus but contained in the Registration Statement may be inspected without charge at the Public Reference Room of the Commission, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, at prescribed rates.

     When we have consummated the offering of the Units, we will be required to file periodic reports and other information with the Commission. Our periodic reports, and other information concerning us, can be inspected at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's New York Regional Office, 26 Federal Plaza, New York, New York 10007, and its Chicago Regional Office, Everett McKinley Dirksen Building, 219 South Dearborn Street, Room 1204, Chicago, Illinois 60604. Copies of any materials that we file with the Commission can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. The Commission also makes electronic filings publicly available on the Internet within 24 hours of acceptance. The Commission's Internet address is http://www.sec.gov. The Commission web site also contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission.







                          ACCELACORP 1, INC.
                    INDEX TO FINANCIAL STATEMENTS



                                                  Page


Report of Independent Accountants                      F-

Balance Sheet
  as of December 31, 2000 .                            F-

Statement of Operations
  for the period from June 19, 2000
  (date of inception) to December 31, 2000             F-

Statement of Stockholders'
  for the period from June 19, 2000
  (date of inception) to December 31, 2000             F-

Statement of Cash Flows
  for the period from June 19, 2000
  (date of inception) to December 31, 2000             F-

Notes to Financial Statements                          F-

Interim Financial Statements:

Balance Sheet as of May 31, 2001 (unaudited)           F-

Statement of Operations for the five months
  ended May 31, 2001 and cumulative totals
  for development stage operations from June
  19, 2000 (date of inception) to May 31, 2001
  (unaudited)                                       F-

Statement of Stockholders' Equity for the five
  months period ended May 31, 2001 and cumulative
  totals for development stage operations from June
  19, 2000 (date of inception) to May 31, 2001
   (Unaudited)                                         F-

Statement of Cash Flows for the five month
  period ended May 31, 2001 and cumulative totals
  for development stage operations from June 19,
  2000 (date of inception) to May 31, 2001
  (unaudited)                                     F-

Notes to Interim Financial Statements (unaudited)      F-







INDEPENDENT AUDITORS' REPORT



Board of Directors and Stockholders
Accelacorp 1, Inc.
Los Angeles, California


We have audited the accompanying balance sheet of Accelacorp 1, Inc. (a development stage company) as of December 31, 2000, and the related statements of operations, changes in stockholder's equity (deficit), and cash flows for the period from June 19, 2000 (inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Accelacorp 1, Inc. as of December 31, 2000, and the results of its operations and its cash flows for the period from June 19, 2000 (inception) to December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage and has not commenced operations. Its ability to continue as a going concern is dependent upon its ability to develop additional sources of capital, locate and complete a merger with another company and ultimately achieve profitable operations. These conditions raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ LUCAS, HORSFALL, MURPHY & PINDROH, LLP


Pasadena, California
March 28, 2001


                          ACCELACORP 1, INC.
                    (A Development Stage Company)
                            BALANCE SHEET
                          December 31, 2000



                                ASSETS

ASSETS, subscription receivable (300,000 shares)       $    1,000
                                                            ==========



                 LIABILITIES AND STOCKHOLDR'S EQUITY

LIABILITIES, Accounts payable                               $      231

COMMITMENTS AND CONTINGENCIES


STOCKHOLDER'S EQUITY
     Preferred stock, no par value, 10,000,000 shares
     authorized, none issued                                 -

     Common stock, no par value, 50,000,000 shares
     authorized, 300,000 shares issued and outstanding      1,000

     (Deficit) accumulated during the development stage          (231)
                                                             ---------
                 Total Stockholder's Equity                        769
                                                             ---------

                                                          $   1,000
                                                             =========
















SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS


                          ACCELACORP 1, INC.
                    (A Development Stage Company)
                       STATEMENTS OF OPERATIONS
        June 19, 2000 (Date of Inception) To December 31, 2000



                                                               Cumulative
                                                                  From
                                                                June 19,
                                                For the Period    2000
                                                From June 19,  (Inception)
                                                   2000 to          to
                                                December 31,   December 31,
                                                     2000          2000
                                                -------------- ------------

REVENUE                                         $           -  $         -
                                                -------------- ------------

EXPENSES
     General and administrative
        (Startup costs)                                   231          231
                                                -------------- ------------
         Total Expenses                                   231          231
                                                -------------- ------------

NET (LOSS)                                      $        (231) $      (231)
                                                ============== ============

NET (LOSS) PER COMMON SHARE - BASIC             $            *
                                                ==============

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
     OUTSTANDING                                       300,000
                                                ==============


















SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS



                          ACCELACORP 1, INC
                    (A DEVELOPMENT STAGE COMPANY)
                  STATEMENT OF STOCKHOLDERS' EQUITY
        For The Period From June 19, 2000 (Date of Inception)
                         To December 31, 2000



                                                      (Deficit)
                                                     Accumulated
                                                      During the
                              Common Stock           Development
                           -----------------------
                           Shares        Amount         Stage        Total
                           ------------ ----------   -----------   ----------

Balances, June 19, 2000    $          - $        -   $        -    $       -

Issuance of stock  on
 December 30, 2000              300,000      1,000            -        1,000

Net Income (Loss)                     -          -         (231)        (231)
                           ------------ ----------   -----------   ----------

Balances,
December 31, 2000               300,000 $    1,000   $     (231)   $     769
                           ============ ==========   ===========   ==========



























SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS


                          ACCELACORP 1, INC.
                    (A Development Stage Company)
                       STATEMENTS OF CASH FLOWS
        June 19, 2000 (Date of Inception) to December 31, 2000




                                                            Cumulative
                                                               From
                                                              June 19,
                                         For the Period        2000
                                         From June 19,       (Inception)
                                           2000 to               To
                                         December 31, 2000  December 31, 2000
                                         -----------------  -----------------

CASH FLOWS FROM (TO)  OPERATING ACTIVITIES

Net (loss) from operations               $           (231)  $           (231)
Adjustments to reconcile net (loss)
     to net cash (used) by
     operating activities:

     Changes in:
       Accounts payable -----------------  -----------------

Net Cash (Used) by Operating Activities                  -                  -
                                         -----------------  -----------------
NET CHANGE IN CASH AND ENDING BALANCE    $               -  $               -
                                         =================  ==================














SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS
                          ACCELACORP 1, INC.
                    ( A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS
                          December 31, 2000


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

History

Accelacorp 1, Inc. (the Company), a development stage company, was organized under the laws of the State of California on June 19, 2000. The Company is in the development stage as defined in Financial Accounting Standards Board Statement No. 7. The fiscal year end is December 31, 2000.

Going Concern and Plan of Operation

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the development stage and has not earned any revenues from operations to date.

The Company is currently devoting its efforts to filing a registration statement and subsequently locating a merger candidate. The Company's ability to continue as a going concern is dependent upon its ability to develop additional sources of capital, locate and complete a merger with another company, and ultimately, achieve profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Income Taxes

The Company uses the liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards No. 109. Under this method, deferred income taxes are recorded to reflect the tax consequences in future years of temporary differences between the tax basis of the assets and liabilities and their financial amounts at year end.

For federal income tax purposes, substantially all expenses must be deferred until the Company commences business and then they may be written off over a 60 month period. Therefore, $231 of net losses incurred in the period from June 19, 2000 (inception) to December 31, 2000 have not been deducted for tax purposes and represent a deferred tax asset. The Company is providing a valuation allowance in the full amount of the deferred tax asset since there is no assurance of future taxable income. Tax-deductible losses can be carried forward for 20 years until utilized.

Earnings (Loss) Per Common Share

Basic earnings (loss) per common share is computed based upon the weighted average number of common shares outstanding during the period. Diluted earnings per share consists of the weighted average number of common shares outstanding plus the dilutive effects of options and warrants calculated using the treasury stock method. In loss periods, dilutive common equivalent shares are excluded as the effect would be anti-dilutive.

Common shares which may be issued by the Company immediately preceding a proposed public offering plus the number of common equivalent shares which became issuable during the same period pursuant to the grant of warrants and stock options (using the treasury stock method) at prices substantially less than the initial offering price will be included in the calculation of common stock and common stock equivalent shares as if they were outstanding for periods presented.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates and assumptions.

NOTE 2 - STOCKHOLDERS' EQUITY

On December 30, 2000, the Company issued for a subscription receivable, 300,000 shares of its no par value common stock to a private investor.

NOTE 3 -
added fee of $25,000. The Company may terminate the Agreement at any time by providing written notice to that effect at least 10 days prior to the date of such termination

Private Credit Agreement

On or about January 29, 2001, the Company entered into a private credit agreement with Brighton Street pursuant to which Brighton Street has agreed to loan to the Company, from time to time, an aggregate amount of $15,000. Advances made to the Company under the credit agreement bear an interest rate equal to the higher of 10% or 5% over the San Francisco Federal Reserve Bank's rate for advances made to member banks. The credit agreement expires on the earlier of January 29, 2002 or upon change in control of the Company, as defined in the credit agreement.














F-9
                          ACCELACORP 1, INC.
                    (A Development Stage Company)

                   INTERIM STATEMENT OF OPERATIONS
                For the Five Months Ended May 31, 2001
                             (UNAUDITED)


ASSETS


ASSETS, Cash and cash equivalents                             $     200
                                                              ==========

                 LIABILITIES AND SHAREHOLDERS' EQUITY


LIABILITIES, Accounts payable                                 $   2,247

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
Preferred stock, no par value (10,000,000
 shares authorized, none issued and
 outstanding                                                          -

Common stock, no par value (50,000,000;
 shares authorized 300,000 issued and
    outstanding                                                     1,000

Deficit accumulated during the development stage                 (3,047)
                                                               ---------
Total Shareholders' Equity                                       (2,047)

Total Liabilities and Shareholders' Equity                     $    200
                                                               =========



















SEE ACCOMPANYING NOTES TO INTERIM FINANCIAL STATEMENTS


                          ACCELACORP 1, INC.
                    (A Development Stage Company)

                   INTERIM STATEMENT OF OPERATIONS
                For the Five Months Ended May 31, 2001
        and Cumulative Totals for Development Stage Operations
      From June 19, 2000 (Date of Inception)to December 31, 2000
                             (UNAUDITED)




                                                       Development Stage
                                      Five Months       June 19, 2000
                                         Ended          (Inception) To
                                      May 31 2000        May 31, 2001
                                      -----------      -----------------
REVENUES                              $        -       $              -

OPERATING EXPENSES

General & Administrative Expenses          2,016                  2,247
       Taxes                                 800                    800
                                      -----------      -----------------
Total Operating Expenses                   2,816                  3,047
                                      -----------      -----------------
NET INCOME (LOSS)                     $   (2,816)      $         (3,047)
                                      ===========      =================
LOSS PER COMMON SHARE                 $         *      $               *
                                      ===========      =================
AVERAGE COMMON SHARES
  OUTSTANDING                             300,000                300,000
                                      ===========      =================

* Less than $(.01)





















SEE ACCOMPANYING NOTES TO INTERIM FINANCIAL STATEMENTS

                          ACCELACORP 1, INC.
                    (A Development Stage Company)

              INTERIM STATEMENT OF STOCKHOLDERS' EQUITY
              For the Five Months Ended May 31, 2001 and
          Cumulative Totals for Development Stage Operations
        From June 19, 2000 (Date of Inception) To May 31, 2001
                             (UNAUDITED)



                         Common Stock         Accumulated    Shareholder
                      Shares     Amount        (Deficit)     Equity (Deficit)
                     ---------  ---------    -------------  -----------------
Balance,
 June 19, 2000              -          -                -                   -

Issuance of Common
 Stock on
 December 31, 2000    300,000   $  1,000     $          -   $           1,000

Net Income (Loss)           -          -             (231)                769
                      --------  ---------    -------------  ------------------
Balance
 December 31, 2000    300,000   $  1,000     $       (231) $              769

Issuance of Common
 Stock                      -          -                -                   -

Net Income (Loss)           -          -           (2,816)             (2,816)
                      -------   ---------    -------------  ------------------
Balance
 May  31, 2001        300,000   $  1,000     $     (3,047)  $          (2,047)
                      ======== ==========    =============  ==================






























SEE ACCOMPANYING NOTES TO INTERIM FINANCIAL STATEMENTS

                          ACCELACORP 1, INC.
                    (A Development Stage Company)

                   INTERIM STATEMENT OF CASH FLOWS
                For the Five Months Ended May 31, 2001
        and Cumulative Totals for Development Stage Operations
     from June 19, 2000 (Date of Inception) to December 31, 2000
                             (UNAUDITED)


                                                           Development Stage
                                                             June 19, 2000
                                       Five Months Ended    (Inception)  To
                                          May 31, 2001        May 31, 2001


CASH FLOW FROM
  OPERATING ACTIVITIES

     Net loss from operations          $        (2,816)    $         (3,047)

     Adjustments to Reconcile Net
       Loss To Net Cash Used in
       Operating Activities:
        Increase in Accounts Payable             2,016                2,247
                                       ----------------    -----------------
    Net Cash Used in Operating
       Activities                                 (800)                (800)
                                       ----------------    -----------------
CASH FLOWS FROM FINANCING
   ACTIVITIES

      Proceeds from Subscription
        Receivable                                1,000                1,000
                                        ---------------    -----------------
NET INCREASE (DECREASE) IN CASH                     200                  200

CASH AT BEGINNING OF THE PERIOD                       -                    -
                                        ---------------     ----------------
CASH AT END OF PERIOD                   $           200     $            200
                                        ===============     ================


















SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                          ACCELACORP 1, INC.
                    (A Development Stage Company)

                NOTES TO INTERIM FINANCIAL STATEMENTS
                             May 31, 2001
                             (UNAUDITED)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Accelacorp 1, Inc. (the "Company"), a development stage company, was organized under the laws of the State of California on June 19, 2000. The Company is in development stage as defined in Financial Accounting Standards Board No. 7. The fiscal year end is December 31, 2000.

Basis of Accounting

     The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and in accordance with Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included.

Going Concern and Plan of Operation

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the development stage and has not earned any revenues from operations to date.

The Company is currently devoting its efforts to filing a registration statement and subsequently locating a merger candidate. The Company's ability to continue as a going concern is dependent upon its ability to develop additional sources of capital, locate and complete a merger with another company, and ultimately, achieve profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Income Taxes

The Company uses the liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards No. 109. Under this method, deferred income taxes are recorded to reflect the tax consequences in future years of temporary differences between the tax basis of the assets and liabilities and their financial amounts at year end.

For federal income tax purposes, substantially all expenses must be deferred until the Company commences business and then they may be written off over a 60 month period. Therefore, $231 of net losses incurred in the period from June 19, 2000 (inception) to December 31, 2000 have not been deducted for tax purposes and represent a deferred tax asset. The Company is providing a valuation allowance in the full amount of the deferred tax asset since there is no assurance of future taxable income. Tax-deductible losses can be carried forward for 20 years until utilized.



Earnings (Loss) Per Common Share

Basic earnings (loss) per common share is computed based upon the weighted average number of common shares outstanding during the period. Diluted earnings per share consists of the weighted average number of common shares outstanding plus the dilutive effects of options and warrants calculated using the treasury stock method. In loss periods, dilutive common equivalent shares are excluded as the effect would be anti-dilutive.

Common shares which may be issued by the Company immediately preceding a proposed public offering plus the number of common equivalent shares which became issuable during the same period pursuant to the grant of warrants and stock options (using the treasury stock method) at prices substantially less than the initial offering price will be included in the calculation of common stock and common stock equivalent shares as if they were outstanding for periods presented.

NOTE 2 - SHAREHOLDERS' EQUITY

On December 30, 2000, the Company issued for a subscription receivable, 300,000 shares of its no part value common stock to a private investor.

Pursuant to the Company's Articles of Incorporation, the board of directors of the Company is authorized to issue up to 10,000,000 shares of Preferred Stock, no par value, in one or more series and to fix the rights, preferences, privileges and restrictions, including the dividend rights, conversion rights, voting rights, redemption price or prices, liquidation preferences, and the number of shares constituting any series or the designations of such series, without further vote or action by the stockholders. As of May 31, 2001, there were no shares of Preferred Stock issued and outstanding.

NOTE 3 - EQUITY INCENTIVE PLAN

The Company has approved an Equity Incentive Plan (the "Plan") that became effective December 28, 2000. The Plan is available to officers, directors, key employees and consultants of the Company. The Plan allows for the purchase of up to 1,000,000 shares of Common Stock pursuant to stock options and restricted stock awards. As of May 31, 2001, no options had been granted under the Plan nor is there any restricted stock outstanding under the Plan.

NOTE 4
NOTE 5 - SUBSEQUENT EVENTS

On June 3, 2001, the Company issued an aggregate of 700,000 shares of Common Stock to Brighton Street for an aggregate purchase price of $2,000 to a subscription receivable.
PART II

Information Not Required in Prospectus

Item 24.  Indemnification of Directors and Officers

     The Articles of Incorporation and the Bylaws of the Registrant contain provisions providing for the indemnification by the Registrant of all past and present directors, officers, employees or agents of the Registrant. Such indemnification applies only to the extent that any such person by reason of acting in such capacity is, or is threatened to be made, a witness in, or party to, any action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or other proceeding. In that event, such person (1) shall be indemnified, with respect to any proceeding other than a proceeding brought by or in the right of the Registrant, against all judgments, penalties, fines and amounts paid in settlement, and all reasonable expenses incurred, in connection therewith, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and if, with respect to criminal proceeding, he had no reasonable cause to believe his conduct was unlawful, (2) shall be indemnified, to the extent permitted by applicable law, with respect to any proceeding brought by or in the right of the Registrant to procure a judgment in its favor, for his reasonable expenses in connection therewith if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, (3) shall be indemnified for reasonable expenses incurred in connection with any proceeding in which he is wholly or partly successful on the merits, and (4) shall be indemnified for reasonable expenses incurred in connection with being, or being threatened to be made, a witness in any proceeding.

     The specific provisions of the Articles of Incorporation of the Registrant with respect to the indemnification of directors and officers are as follows:

     ARTICLE V - The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     ARTICLE VI -  The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) for breach of duty to this corporation and its shareholders through bylaw provisions, agreements with the agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits on such excess indemnification set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to
the Corporation and its shareholders.   In furtherance and not in limitation
of the powers conferred by statute:

     (i) the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify against such liability under the provision of law;

     (ii) the Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the fullest extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere; and

     (iii) the Corporation shall have the power to purchase and maintain insurance on behalf of any agent of the Corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such, whether or not the Corporation would have the power to indemnify the agent against such liability under the provisions of these Articles of Incorporation, or at law; and in furtherance thereof, the Corporation is authorized to the fullest extent permissible under California law (as now or hereafter in effect) to own all of any portion of the shares of the company issuing any such policy of insurance.

     No such bylaw, agreement or other form of indemnification shall be interpreted as limiting in any manner the rights which such agents would have to indemnification in the absence of such bylaw, agreement or other form of indemnification.

     The specific provisions of the Bylaws of Registrant with respect to the indemnification of directors and officers are as follows:

Article V  Indemnification

Section 5.01. Definitions

     For the purposes of this Article, "agent" includes any person who is or was a director, officer, employee or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of a foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor Corporation of the Corporation or of another enterprise at the request of such predecessor corporation; "proceeding" includes any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes attorneys' fees and any expenses of establishing a right to indemnification under Section 5.04 or Section 5.05(C) of these Bylaws.

Section 5.02.  Indemnification in Actions by Third Parties

       The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by, or in the right of, the Corporation) by reason of the fact that such person is or was an agent of the Corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the Corporation or that the person had reasonable cause to believe that his conduct was unlawful.

Section 5.03. Indemnification in Actions by or in the Right of the Corporation

       The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by, or in the right of, the Corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of the Corporation against expenses actually and reasonably incurred in connection with the defense or settlement of such action if he acted in good faith, in a manner he believed to be in the best interests of the Corporation, and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. No indemnification shall be made under this Section:

          (A) in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation in the performance of his duty to the Corporation, unless and only to the extent that the court in which such action was brought shall determine upon application that, in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for the expenses which such court shall determine;

          (B) of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval; or

          (C) of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval.

Section 5.04.  Indemnification Against Expenses

       To the extent that an agent of the Corporation has been successful on the merits in any proceeding referred to in Section 5.02 or 5.03 of these Bylaws or in defense of any claim, issue or matter therein, he shall be indemnified against his expenses actually and reasonably incurred in connection therewith.

Section 5.05.  Required Determinations

       Except as provided in Section 5.04 of these Bylaws, any indemnification under this Article shall be made by the Corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper under the circumstances because the agent has met the applicable standard of conduct set forth in Section 5.02 or 5.03 of these Bylaws by:

          (A) a majority vote of a quorum consisting of directors who are not parties to such proceeding;

          (B) approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or

          (C) the court in which such proceeding is or was pending upon application made by the Corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney or other person is opposed by the Corporation.

Section 5.06.  Advance of Expenses

       Expenses incurred in defending any proceeding may be advanced by the Corporation before the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this Article.

Section 5.07.  Other Indemnification

       The indemnification authorized by this Article shall not be exclusive of any additional rights to indemnification for breach of duty to the Corporation and its shareholders, while acting in the capacity of a director or officer of the Corporation, to the extent the additional rights to indemnification are authorized in a provision of the articles adopted pursuant to Section 204(a)(11) of the California General Corporation Law. The indemnification provided by this Article for acts, omissions, or transactions while acting in the capacity of, or while serving as, a director, or officer of the corporation, but not involving any breach of duty to the Corporation and its shareholders, shall not be exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, to the extent the additional rights to indemnification are authorized in the Articles of Incorporation of the Corporation. A provision in the Articles of Incorporation of the Corporation authorizing indemnification "in excess of that otherwise permitted by Section 317" or "to the fullest extent permissible under California law," or a substantial equivalent, shall be construed to be both a provision for additional indemnification for breach of duty to the Corporation and its shareholders as referred to in, and with the limitations required by, Section 204(a)(11) of the California General Corporation Law, and a provision for additional indemnification as referred to in Section 317(g) of the California General Corporation Law. The rights to indemnity under this Article shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. Nothing contained in this Article shall affect any right to indemnification to which persons other than the directors and officers may be entitled by contract or otherwise.

Section 5.08.  Forms of Indemnification Not Permitted

       No indemnification or advance shall be made under this Article, except as provided in Section 6.04 or Section 6.05(C) of these Bylaws in any circumstance where it appears:

          (A) that it would be inconsistent with a provision of the Articles of Incorporation of the Incorporation, Bylaws, a resolution of the Board of Directors or shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

          (B) that it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

Section 5.09.  Insurance

       The Corporation shall have the power to buy and maintain insurance on behalf of any agent of the Corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the Corporation would have the power to indemnify the agent against such liability under the provisions of this Article.



Item 25.  Other Expenses of Issuance and Distribution

          The expenses of this offering are estimated as follows:*

          SEC Registration Fee......................$  200
          Blue Sky fees and expenses................ 1,000
          Transfer Agent and Registrar fees......... 2,000
          Printing and engraving expenses..........  5,000
          Accounting fees and expenses.............  2,000
          Miscellaneous........................ . .    500
                                                      ------
                 Total............................   $10,700
                                                     =======

*    All amounts other than the SEC registration fee are estimated.

Item 26.  Recent Sales of Unregistered Securities

          Within the past three years, the Registrant sold securities without registration under the Securities Act of 1933, as amended (the "Securities Act") as follows:

                  Name of           Consideration    Exemption from
Securities Sold      Investors         Received            Registration

300,000 Shares    1 Person(1)    $1,000 in cash       Section 4(2)
of Common Stock                                         of the
                                                Securities Act

700,000 Shares    1 Person(2)     $2,000 in cash        Section 4(2)
of Common Stock                                        of the
                                                Securities Act

(1) The person who purchased the 300,000 shares of Common Stock is Brighton Street Advisory, L.L.C., a California limited liability company. The sole member and manager of Brighton Street Advisory, L.L.C. is John W. Martin, the Registrant's Chairman of the Board, President, Chief Financial Officer and Secretary.

(2) The person who purchased the 700,000 shares of Common Stock is Brighton Street Advisory, L.L.C., a California limited liability company. The sole member and manager of Brighton Street Advisory, L.L.C. is John W. Martin, the Registrant's Chairman of the Board, President, Chief Financial Officer and Secretary.

Item 27.  Exhibits

     Exhibit
     Number              Description

     1.1       Subscription Agreement
      1.2      Escrow Agreement under Rule 419
      1.3 Warrant Agreement by and between Accelacorp 1, Inc. and Florida Atlantic Stock Transfer
      3.0         Articles of Incorporation of Accelacorp 1, Inc.
     3.1       Bylaws of Accelacorp 1, Inc.
     4.0       Specimen Stock Certificate
      5.0         Opinion of Law Offices of John W. Martin as to legality
     10.0         Accelacorp 1, Inc. Equity Incentive Plan

     10.1 Indemnification Areement by and between Accelacorp 1, Inc and John W. Martin
     10.2 Advisory Services Agreement by and between Accelacorp 1, Inc. and Brighton Street Advisory, L.L.C.
     10.3 Credit Agreement by and between Accelacorp 1, Inc. and Brighton Street Advisory, L.L.C.
     24.0 Consent of Lucas, Horsfall, Murphy & Pindroh, LLP, independent certified public accountants
     24.1      Consent of Law Offices of John W. Martin (included in
               Exhibit 5.0)

Item 28.  Undertakings

     A.   Undertaking pursuant to Rule 415.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

               (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) Include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration, by means of a post-effective amendment, any of the securities being registered that remain unsold at the termination of the offering.

     B.   Undertaking in respect of indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and other agents of the Company, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Los Angeles, State of California, on the 15th day of June, 2001.

                         ACCELACORP 1, INC.


                         /s/  JOHN W. MARTIN
                                                           John W. Martin
                                                          Chairman of the
Board, President,
                              Chief Financial Officer
                                                          (Principal
Accounting Officer)


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

     Signature                Title                    Date


 /s/ John W. Martin                          Chairman of the Board,
     June 15, 2001
        John W. Martin                 President, Secretary,
                                                  Chief Financial Officer
                                                      and Director